Prospectus

Institutional Shares

December 29, 2006

 GOLDMAN SACHS STRUCTURED EQUITY FUNDS

■ Goldman Sachs Structured Large Cap Value Fund

■  Goldman Sachs Structured U.S. Equity Fund

■  Goldman Sachs Structured Large Cap Growth Fund

■  Goldman Sachs Structured Small Cap Equity Fund

■ Goldman Sachs Structured International Equity Fund

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN A FUND IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. AN INVESTMENT IN A FUND INVOLVES INVESTMENT RISKS, AND YOU MAY LOSE MONEY IN A FUND.

NOT FDIC-INSURED	May Lose Value	No Bank Guarantee

General Investment Management Approach

Goldman Sachs Asset Management, L.P. (“GSAM®”) serves as investment adviser to the Structured Large Cap Value, Structured U.S. Equity, Structured Large Cap Growth, Structured Small Cap Equity, and Structured International Equity Funds. GSAM is referred to in this Prospectus as the “Investment Adviser.”

QUANTITATIVE STYLE FUNDS

GSAM’s Quantitative Investment Philosophy:
GSAM’s quantitative style of funds management emphasizes the three building blocks of active management: fundamentally-based stock selection, careful portfolio construction and efficient implementation.

GOLDMAN SACHS STRUCTURED FUNDS

Step 1: Stock Selection
The Investment Adviser attempts to forecast expected returns on approximately 10,000 stocks on a daily basis using proprietary CORESM (“Computer-Optimized, Research-Enhanced”) models developed by the Global Quantitative Equity (“GQE”) team. These quantitative models are based on six investment themes—Valuation, Momentum, Analyst Sentiment, Profitability, Earnings Quality and Management Impact. The Valuation theme attempts to capture potential mispricings of securities by comparing measures of the company’s intrinsic value to its market value. The Momentum theme attempts to forecast companies’ future returns based on their past stock price performance, measured over various periods. The Analyst Sentiment theme looks at how Wall Street analysts’ views about a company’s earnings and prospects are changing over time. The Profitability theme assesses a company’s profit margins and operating efficiency relative to its peers, and views those that are more profitable as more attractive. Finally, the Management Impact theme evaluates a company’s management strategy through the company’s investing and financing behavior.

Step 2: Portfolio Construction
The Investment Adviser uses a proprietary risk model to help manage the expected deviation of the portfolio’s returns from those of the benchmark. The model attempts to identify and measure the comparative risks between equity investments as accurately as possible by including all the above themes used in the return model, as well as several other factors associated with risk but not return. In this process, the Investment Adviser seeks to manage risk by overweighting stocks with positive characteristics identified in the return models and underweighting stocks with negative characteristics relative to their benchmark weights, while maintaining other characteristics such as size and sector weights close to the benchmark. A computer optimizer evaluates many different security combinations (considering many possible weightings) in an effort to construct the most efficient risk/return portfolio given each Structured Fund’s benchmark.

Step 3: Efficient Implementation
The portfolio management team considers transaction costs at each step of the investment process. The team incorporates expected portfolio turnover when assigning weights to the variables in the multifactor model. The team also factors expected execution costs into portfolio construction and evaluates multiple trading options. The team then selects the trading strategy it believes will minimize the total transaction costs to the Fund.

Goldman Sachs Structured Funds are fully invested, broadly diversified and offer consistent overall portfolio characteristics. They may serve as good foundations on which to build a portfolio.

References in this Prospectus to a Fund’s benchmark are for informational purposes only, and unless otherwise noted are not an indication of how a particular Fund is managed.

GOLDMAN SACHS STRUCTURED INTERNATIONAL EQUITY FUND

The Goldman Sachs Structured International Equity Fund is a joint effort by the GQE and Quantitative Strategies (“QS”) teams that is designed to invest in international markets and seeks to add value from diversified sources of return—tactical country selection and individual stock positions.

In addition to Steps 1 through 3 above, the Structured International Equity Fund employs top-down global country selection. The QS team attempts to forecast returns to 21 stock markets and 9 currencies on a daily basis. Country/ currency return forecasts are determined using models developed by the QS team and are based on five investment themes: Valuation, Momentum, Risk Premium, Fund Flows and Macro. The Valuation theme favors equity and currency markets which appear cheap relative to accounting measures of value and purchasing power. The Momentum theme favors countries and currencies that have had strong recent of the benchmark. The Risk Premium theme evaluates whether a country is overcompensating investors for political and financial risk, while the Fund Flows

GENERAL INVESTMENT MANAGEMENT APPROACH

theme evaluates the strength of capital market inflows. Finally, the Macro theme assesses a market’s interest rate environment and growth prospects.

By combining two uncorrelated sources of expected excess returns (international stock selection and country selection), the Investment Adviser seeks to create a portfolio that looks similar to the Fund’s benchmark, but is believed by the Investment Adviser to be positioned to outperform through country selection and stock selection. Sector weights are very similar to those in the benchmark adjusted for country selection views, but the Investment Adviser takes intentional country over- and under-weights with many small, diversified stock positions to seek to achieve positive excess returns relative to the benchmark.

Fund Investment Objectives and Strategies

Goldman Sachs Structured Large Cap Value Fund

FUND FACTS

Objective:	Long-term growth of capital and dividend income

Benchmark:	Russell 1000® Value Index

Investment Focus:	Diversified portfolio of equity investments in large-cap U.S. issuers selling at low to modest valuations

Investment Style:	Quantitative, applied to large-cap value stocks

Symbols:	GCVIX

INVESTMENT OBJECTIVE

The Fund seeks long-term growth of capital and dividend income. The Fund seeks this objective through a broadly diversified portfolio of equity investments in large-cap U.S. issuers that are selling at low to modest valuations relative to general market measures, such as earnings, book value and other fundamental accounting measures, and that are expected to have favorable prospects for capital appreciation and/or dividend-paying ability.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in a diversified portfolio of equity investments in large-cap U.S. issuers, including foreign issuers that are traded in the United States.* However, it is currently anticipated that, under normal circumstances, the Fund will invest at least 95% of its Net Assets in such equity investments. These issuers will have public stock market capitalizations (based upon shares available for trading on

*	To the extent required by Securities and Exchange Commission (“SEC”) regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in a Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

an unrestricted basis) similar to that of the range of the market capitalizations of companies constituting the Russell 1000® Value Index at the time of investment. If the market capitalization of a company held by the Fund moves outside this range, the Fund may, but is not required to, sell the securities. The Fund is not required to limit its investments to securities in the Russell 1000® Value Index. The capitalization range of the Russell 1000® Value Index is currently between $1.6 billion and $432 billion.

As discussed in “General Investment Management Approach,” the Fund’s investments are selected using a variety of quantitative techniques, derived from fundamental research including but not limited to valuation, momentum, profitability and earnings quality, in seeking to maximize the Fund’s expected return. The Fund maintains risk, style, capitalization and industry characteristics similar to the Russell 1000® Value Index. The benchmark generally consists of companies with above average capitalizations, low earnings growth expectations and above average dividend yields. The Fund seeks to maximize expected return while maintaining these and other characteristics similar to the benchmark.

Other. The Fund’s investments in fixed-income securities are limited to securities that are considered cash equivalents.

Goldman Sachs Structured U.S. Equity Fund

FUND FACTS

Objective:	Long-term growth of capital and dividend income

Benchmark:	S&P 500® Index

Investment Focus:	Large-cap U.S. equity investments

Investment Style:	Quantitative, applied to large-cap growth and value (blend) stocks

Symbols:	GSELX

INVESTMENT OBJECTIVE

The Fund seeks long-term growth of capital and dividend income. The Fund seeks this objective through a broadly diversified portfolio of large-cap and blue chip equity investments representing all major sectors of the U.S. economy.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 80% of its Net Assets in a diversified portfolio of equity investments in U.S. issuers, including foreign companies that are traded in the United States.* However, it is currently anticipated that, under normal circumstances, the Fund will invest at least 95% of its Net Assets in such equity investments.

As discussed in “General Investment Management Approach,” the Fund’s investments are selected using a variety of quantitative techniques, derived from fundamental research including but not limited to valuation, momentum, profitability and earnings quality, in seeking to maximize the Fund’s expected return. The Fund maintains risk, style, capitalization and industry characteristics similar to the S&P 500® Index. The S&P 500 is an index of large-cap stocks designed to reflect a broad representation of the U.S. economy. The Fund seeks to maximize expected return while maintaining these and other characteristics similar to the benchmark. The Fund is not required to limit its investments to securities in the S&P 500® Index.

Other. The Fund’s investments in fixed-income securities are limited to securities that are considered cash equivalents.

*	To the extent required by SEC regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in a Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs Structured Large Cap Growth Fund

FUND FACTS

Objective:	Long-term growth of capital; dividend income is a secondary consideration

Benchmark:	Russell 1000® Growth Index

Investment Focus:	Large-cap, growth-oriented U.S. equity investments

Investment Style:	Quantitative, applied to large-cap growth stocks

Symbols:	GCGIX

INVESTMENT OBJECTIVE

The Fund seeks long-term growth of capital. The Fund seeks this objective through a broadly diversified portfolio of equity investments in large-cap U.S. issuers that are expected to have better prospects for earnings growth than the growth rate of the general domestic economy. Dividend income is a secondary consideration.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 80% of its Net Assets in a broadly diversified portfolio of equity investments in large-cap U.S. issuers, including foreign issuers that are traded in the United States.* However, it is currently anticipated that, under normal circumstances, the Fund will invest at least 95% of its Net Assets in such equity investments. These issuers will have public stock market capitalizations (based upon shares available for trading on an unrestricted basis) similar to that of the Russell 1000® Growth Index at the time of investment. If the market capitalization of a company held by the Fund moves outside this range, the Fund may, but is not required to, sell the securities. The Fund is not required to limit its investments to securities in the Russell 1000® Growth Index. The capitalization range of the Russell 1000® Growth Index is currently between $1.3 billion and $432 billion.

As described in the “General Investment Management Approach”, the Fund’s investments are selected using a variety of quantitative techniques, derived from fundamental research including but not limited to valuation, momentum, profitability and earnings quality, in seeking to maximize the Fund’s expected return. The Fund maintains risk, style, capitalization and industry characteristics similar to the Russell 1000® Growth Index. The benchmark generally consists of companies with above average capitalization and earnings growth expectations and below average dividend yields. The Fund seeks to maximize expected return while maintaining these and other characteristics similar to the benchmark.

Other. The Fund’s investments in fixed-income securities are limited to securities that are considered cash equivalents.

*	To the extent required by SEC regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in a Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

Goldman Sachs Structured Small Cap Equity Fund

FUND FACTS

Objective:	Long-term growth of capital

Benchmark:	Russell 2000® Index

Investment Focus:	Equity investments in small-cap U.S. companies

Investment Style:	Quantitative, applied to small-cap growth and value (blend) stocks

Symbols:	GCSIX

INVESTMENT OBJECTIVE

The Fund seeks long-term growth of capital. The Fund seeks this objective through a broadly diversified portfolio of equity investments in U.S. issuers.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 80% of its Net Assets in a broadly diversified portfolio of equity investments in small-cap U.S. issuers, including foreign issuers that are traded in the United States.* However, it is currently anticipated that, under normal circumstances, the Fund will invest at least 85% of its Net Assets in such equity investments. These issuers will have public stock market capitalizations (based upon shares available for trading on an unrestricted basis) similar to that of the range of the market capitalizations of companies constituting the Russell 2000® Index at the time of investment. The Fund is not required to limit its investments to securities in the Russell 2000® Index. In addition, if the market capitalization of a company held by the Fund moves outside this range, the Fund may, but is not required to, sell the securities. The capitalization range of the Russell 2000® Index is currently between $90 million and $2.9 billion.

As discussed in “General Investment Management Approach,” the Fund’s investments are selected using a variety of quantitative techniques, derived from fundamental research including but not limited to valuation, momentum, profitability and earnings quality, in seeking to maximize the Fund’s expected return. The Fund maintains risk, style, capitalization and industry characteristics similar to the Russell 2000® Index. The Russell 2000 is an index designed to represent an investable universe of small cap companies. The Fund seeks to maximize expected return while maintaining these and other characteristics similar to the benchmark.

Other. The Fund’s investments in fixed-income securities are limited to securities that are considered cash equivalents.

*	To the extent required by SEC regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in a Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs Structured International Equity Fund

FUND FACTS

Objective:	Long-term growth of capital

Benchmark:	MSCI® Europe, Australasia, Far East (“EAFE®”) Index (unhedged)

Investment Focus:	Large-cap equity investments in companies that are organized outside the United States or whose securities are primarily traded outside the United States

Investment Style:	Quantitative

Symbols:	GCIIX

INVESTMENT OBJECTIVE

The Fund seeks long-term growth of capital. The Fund seeks this objective through a broadly diversified portfolio of equity investments in large-cap companies that are organized outside the United States or whose securities are principally traded outside the United States.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 80% of its Net Assets in a broadly diversified portfolio of equity investments in companies that are organized outside the United States or whose securities are principally traded outside the United States.*

The Fund may allocate its assets among countries as determined by the Investment Adviser from time to time, provided the Fund’s assets are invested in at least three foreign countries. The Fund may invest in the securities of issuers in countries with emerging markets or economies (“emerging countries”).

*	To the extent required by SEC regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in a Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

Goldman Sachs Structured International Equity Fund continued

The Fund seeks broad representation of large-cap issuers across major countries and sectors of the international economy. The Fund’s investments are selected using both a variety of quantitative techniques and fundamental research, including but not limited to valuation, momentum, profitability and earnings, in seeking to maximize the Fund’s expected return, while maintaining risk, style, capitalization and industry characteristics similar to the EAFE® Index. In addition, the Fund seeks a portfolio composed of companies with attractive valuations and stronger momentum characteristics than the EAFE® Index.

Other. The Fund’s investments in fixed-income securities are limited to securities that are considered to be cash equivalents.

Other Investment Practices
and Securities

The table below identifies some of the investment techniques that may (but are not required to) be used by the Funds in seeking to achieve their investment objectives. The table also highlights the differences among the Funds in their use of these techniques and other investment practices and investment securities. Numbers in this table show allowable usage only; for actual usage, consult the Funds’ annual/ semi-annual reports. For more information about these and other investment practices and securities, see Appendix A. Each Fund publishes on its website (http://www.goldmansachsfunds.com) complete portfolio holdings for the Fund as of the end of each calendar quarter subject to a fifteen calendar-day lag between the date of the information and the date on which the information is disclosed. In addition, the Funds publish on their website month-end top ten holdings subject to a ten calendar-day lag between the date of the information and the date on which the information is disclosed. This information will be available on the website until the date on which a Fund files its next quarterly portfolio holdings report on Form N-CSR or Form N-Q with the SEC. In addition, a description of the Funds’ policies and procedures with respect to the disclosure of a Fund’s portfolio securities is available in the Funds’ Statement of Additional Information (“Additional Statement”).

10 Percent of total assets (including securities lending collateral) (italic type)
10 Percent of net assets (excluding borrowings for investment purposes) (roman type)
• No specific percentage limitation on usage; limited only by the objectives	Structured	Structured	Structured	Structured	Structured
and strategies of the Fund	Large Cap	U.S.	Large Cap	Small Cap	International
— Not permitted	Value	Equity	Growth	Equity	Equity
	Fund	Fund	Fund	Fund	Fund

Investment Practices
Borrowings	33 1/3	33 1/3	33 1/3	33 1/3	33 1/3
Cross Hedging of Currencies	•	•	•	•	•
Currency Swaps*	—	—	—	—	15
Custodial Receipts and Trust Certificates	•	•	•	•	•
Equity Swaps*	•	•	•	•	•
Foreign Currency Transactions**	•	•	•	•	•
Futures Contracts and Options on Futures Contracts	•[1]	•[2]	•[1]	•[1]	•
Investment Company Securities (including iSharesSM and Standard & Poor’s Depositary Receipts™)	10	10	10	10	10
Options on Foreign Currencies[3]	•	•	•	•	•
Options on Securities and Securities Indices[4]	•	•	•	•	•
Repurchase Agreements	•	•	•	•	•
Securities Lending	33 1/3	33 1/3	33 1/3	33 1/3	33 1/3
Unseasoned Companies	•	•	•	•	•
Warrants and Stock Purchase Rights	•	•	•	•	•
When-Issued Securities and Forward Commitments	•	•	•	•	•

*	Limited to 15% of net assets (together with other illiquid securities) for all structured securities and all swap transactions that are not deemed liquid.
**	Limited by the amount the Fund invests in foreign securities.
[1]	The Structured Large Cap Value, Structured Large Cap Growth, Structured Small Cap Equity and Structured International Equity Funds may enter into futures transactions only with respect to a representative index.
[2]	The Structured U.S. Equity Fund may enter into futures transactions only with respect to the S&P 500® Index.
[3]	The Funds may purchase and sell call and put options.
[4]	The Funds may sell covered call and put options and purchase call and put options.

10 Percent of Total Assets (excluding securities lending collateral) (italic type)
10 Percent of Net Assets (including borrowings for investment purposes) (roman type)

• No specific percentage limitation	Structured	Structured	Structured	Structured	Structured
on usage; limited only by the	Large Cap	U.S.	Large Cap	Small Cap	International
objectives and strategies of the Fund	Value	Equity	Growth	Equity	Equity
— Not permitted	Fund	Fund	Fund	Fund	Fund

Investment Securities
American, European and Global Depositary Receipts[5]	•	•	•	•	•
Bank Obligations[6]	•	•	•	•	•
Convertible Securities[7]	•	•	•	•	•
Corporate Debt Obligations[6]	•	•	•	•	•
Equity Investments	80+	90+	80+	80+	80+
Emerging Country Securities	—	—	—	—	25
Fixed-Income Securities[6,8]	20	10	20	20	20
Foreign Government Securities[6]	—	—	—	—	•
Foreign Securities[9]	•	•	•	•	•
Real Estate Investment Trusts	•	•	•	•	•
Structured Securities*	•	•	•	•	•
Temporary Investments	35	35	35	35	35
U.S. Government Securities[6]	•	•	•	•	•

*	Limited to 15% of net assets (together with other illiquid securities) for all structured securities which are not deemed to be liquid and all swap transactions.
[5]	The Funds, other than the Structured International Equity Fund, may not invest in European Depositary Receipts.
[6]	Limited by the amount the Fund invests in fixed-income securities and limited to cash equivalents only. The Funds may invest in bank obligations issued by U.S. or foreign banks.
[7]	The Funds have no minimum rating criteria for convertible debt securities.
[8]	Except as noted under “Convertible Securities,” fixed-income securities must be investment grade (i.e., BBB or higher by Standard & Poor’s Rating Group (“Standard & Poor’s”), Baa or higher by Moody’s Investors Service, Inc. (“Moody’s”) or have a comparable rating by another nationally recognized statistical rating organization (“NRSRO”)).
[9]	Except for the Structured International Equity Fund, equity securities of foreign issuers must be traded in the United States.

Principal Risks of the Funds

Loss of money is a risk of investing in each Fund. An investment in a Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insur-ance Corporation or any other governmental agency. The following summarizes important risks that apply to the Funds and may result in a loss of your investment. None of the Funds should be relied upon as a complete investment program. There can be no assurance that a Fund will achieve its investment objective.

	Structured	Structured	Structured	Structured	Structured
	Large Cap	U.S.	Large Cap	Small Cap	International
• Applicable	Value	Equity	Growth	Equity	Equity
— Not applicable	Fund	Fund	Fund	Fund	Fund

Credit/ Default	—	—	—	—	•

Foreign	•	•	•	•	•

Stock	•	•	•	•	•

Derivatives	•	•	•	•	•

Interest Rate	•	•	•	•	•

Management	•	•	•	•	•

Market	•	•	•	•	•

Liquidity	•	•	•	•	•

Investment Style	•	•	•	•	•

Mid Cap and Small Cap	•	•	•	•	•

Emerging Countries	—	—	—	—	•

Geographic	—	—	—	—	•

All Funds:

■	Credit/ Default Risk—The risk that an issuer or guarantor of fixed-income securities held by a Fund may default on its obligation to pay interest and repay principal.
■	Foreign Risk—The risk that when a Fund invests in foreign securities, it will be subject to risk of loss not typically associated with domestic issuers. Loss may result because of less foreign government regulation, less public information and less economic, political and social stability. Loss may also result from the imposition of exchange controls, confiscations and other government restrictions. A Fund will also be subject to the risk of negative foreign currency rate fluctuations. Foreign risks will normally be greatest when a Fund invests in issuers located in emerging countries.
■	Stock Risk—The risk that stock prices have historically risen and fallen in periodic cycles. Recently, U.S. and foreign stock markets have experienced substantial price volatility.
■	Derivatives Risk—The risk that loss may result from a Fund’s investments in options, futures, swaps, structured securities and other derivative instruments. These instruments may be leveraged so that small changes may produce disproportionate losses to a Fund.
■	Interest Rate Risk—The risk that when interest rates increase, securities held by a Fund will decline in value. Long-term fixed-income securities will normally have more price volatility because of this risk than short-term fixed-income securities.
■	Management Risk—The risk that a strategy used by the Investment Adviser may fail to produce the intended results.
■	Market Risk—The risk that the value of the securities in which a Fund invests may go up or down in response to the prospects of individual companies, particular industry sectors or governments and/or general economic conditions. Price changes may be temporary or last for extended periods. A Fund’s investments may be overweighted from time to time in one or more industry sectors, which will increase the Fund’s exposure to risk of loss from adverse developments affecting those sectors.
■	Liquidity Risk—The risk that a Fund will not be able to pay redemption proceeds within the time period stated in this Prospectus because of unusual market conditions, an unusually high volume of redemption requests, or other reasons. Funds that invest in small and mid-capitalization stocks and REITs will be especially subject to the risk that during certain periods the liquidity of particular issuers or industries, or all securities within particular investment categories, will shrink or disappear suddenly and without warning as a result of adverse economic, market or political events, or adverse investor perceptions whether or not accurate. The Goldman Sachs Asset Allocation Portfolios (the “Asset Allocation Portfolios”) expect to invest a significant percentage of their assets in the Funds and other funds for which GSAM or an affiliate now or in the future acts as investment adviser or

PRINCIPAL RISKS OF THE FUNDS

underwriter. Redemptions by an Asset Allocation Portfolio of its position in a Fund may further increase liquidity risk and may impact a Fund’s net asset value (“NAV”).
■	Investment Style Risk—Different investment styles tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. A Fund may outperform or underperform other funds that employ a different investment style. Examples of different investment styles include growth and value investing. Growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company’s growth of earnings potential. Growth companies are often expected by investors to increase their earnings at a certain rate. When these expectations are not met, investors can punish the stocks inordinately even if earnings showed an absolute increase. Also, since growth companies usually invest a high portion of earnings in their business, growth stocks may lack the dividends of some value stocks that can cushion stock prices in a falling market. Growth oriented funds will typically underperform when value investing is in favor. Value stocks are those that are undervalued in comparison to their peers due to adverse business developments or other factors.
■	Mid Cap and Small Cap Risk—The securities of small capitalization and mid-capitalization companies involve greater risks than those associated with larger, more established companies and may be subject to more abrupt or erratic price movements. Securities of such issuers may lack sufficient market liquidity to enable a Fund to effect sales at an advantageous time or without a substantial drop in price. Both mid-cap and small-cap companies often have narrower markets and more limited managerial and financial resources than larger, more established companies. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of a Fund’s portfolio. Generally, the smaller the company size, the greater these risks.

Specific Funds:

■	Emerging Countries Risk—The securities markets of Asian, Latin, Central and South American, Eastern European, Middle Eastern, African and other emerging countries are less liquid, are especially subject to greater price volatility, have smaller market capitalizations, have less government regulation and are not subject to as extensive and frequent accounting, financial and other reporting requirements as the securities markets of more developed countries. Further, investment in equity securities of issuers located in certain emerging countries involves risk of loss resulting from problems in share registration and custody and substantial economic and political disruptions. These risks are not normally associated with investment in more developed countries.
■	Geographic Risk—Concentration of the investments of Structured International Equity Fund in issuers located in a particular country or region will subject the

Fund, to a greater extent than if investments were less concentrated, to the risks of adverse securities markets, exchange rates and social, political, regulatory or economic events which may occur in that country or region.

Concentration of the investments of the structured International Equity Fund in issuers located in a particular country or region will subject the Fund, to a greater extent than if investments were less concentrated, to the risks of adverse securities markets, exchange rates and social, political, regulatory or economic events which may occur in that country or region.

More information about the Funds’ portfolio securities and investment techniques, and their associated risks, is provided in Appendix A. You should consider the investment risks discussed in this section and in Appendix A. Both are important to your investment choice.

Fund Performance

HOW THE FUNDS HAVE PERFORMED

The bar chart and table provide an indication of the risks of investing in a Fund by showing: (a) changes in the performance of a Fund’s Institutional Shares from year to year; and (b) how the average annual total returns of a Fund’s Institutional Shares compare to those of broad-based securities market indices. The bar chart (including “Best Quarter” and “Worst Quarter” information) and table assume reinvestment of dividends and distributions. A Fund’s past performance, before and after taxes, is not necessarily an indication of how the Fund will perform in the future. Performance reflects expense limitations in effect. If expense limitations were not in place, a Fund’s performance would have been reduced.

INFORMATION ON AFTER-TAX RETURNS

These definitions apply to the after-tax returns.

Average Annual Total Returns Before Taxes. These returns do not reflect taxes on distributions on a Fund’s Institutional Shares nor do they show how performance can be impacted by taxes when shares are redeemed (sold) by you.

Average Annual Total Returns After Taxes on Distributions. These returns assume that taxes are paid on distributions on a Fund’s Institutional Shares (i.e., dividends and capital gains) but do not reflect taxes that may be incurred upon redemption (sale) of the Institutional Shares at the end of the performance period.

Average Annual Total Returns After Taxes on Distributions and Sale of Shares. These returns reflect taxes paid on distributions on a Fund’s Institutional Shares and taxes applicable when the shares are redeemed (sold).

Note on Tax Rates. The after-tax performance figures are calculated using the historical highest individual federal marginal income tax rates at the time of the distributions and do not reflect state and local taxes. In calculating the federal income taxes due on redemptions, capital gains taxes resulting from a redemption are subtracted from the redemption proceeds and the tax benefits from capital losses resulting from the redemption are added to the redemption proceeds. Under certain circumstances, the addition of the tax benefits from capital losses resulting from redemptions may cause the Returns After Taxes on Distributions and Sale of Fund Shares to be greater than the Returns After Taxes on Distributions or even the Returns Before Taxes.

Structured Large Cap Value Fund

TOTAL RETURN	CALENDAR YEAR

The total return for Institutional Shares for the 9-month period ended September 30, 2006 was 10.75%. Best Quarter* Q2 ’03 +14.75% Worst Quarter* Q3 ’02 -17.00%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2005	1 Year	5 Years	Since Inception

Institutional Shares (Inception 12/31/98)
Returns Before Taxes	8.71%	5.65%	5.99%
Returns After Taxes on Distributions**	8.22%	5.20%	5.43%
Returns After Taxes on Distributions and Sale of Fund Shares**	6.30%	4.71%	4.93%
Russell 1000® Value Index***	7.05%	5.27%	5.81%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The Russell 1000® Value Index (inception date 1/1/99) is an unmanaged market capitalization weighted index of the 1,000 largest U.S. companies with lower price-to-book ratios and lower forecasted growth values. The Index figures do not reflect any deduction for fees, expenses or taxes. An investor cannot invest directly in an index.

FUND PERFORMANCE

Structured U.S. Equity Fund

TOTAL RETURN	CALENDAR YEAR

The total return for Institutional Shares for the 9-month period ended September 30, 2006 was 7.29%. Best Quarter* Q4 ’98 +21.60% Worst Quarter* Q3 ’02 -15.50%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2005	1 Year	5 Years	10 Years	Since Inception

Institutional Shares (Inception 6/15/95)
Returns Before Taxes	6.98%	2.39%	9.50%	10.50%
Returns After Taxes on Distributions**	6.88%	2.28%	8.34%	9.26%
Returns After Taxes on Distributions and Sale of Fund Shares**	4.66%	2.01%	7.85%	8.70%
S&P 500® Index***	4.91%	0.54%	9.07%	10.14%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The S&P 500® Index is the Standard & Poor’s 500 Composite Stock Price Index of 500 stocks, an unmanaged index of common stock prices. The Index figures do not reflect any deduction for fees, expenses or taxes. An investor cannot invest directly in an index.

Structured Large Cap Growth Fund

TOTAL RETURN	CALENDAR YEAR

The total return for Institutional Shares for the 9-month period ended September 30, 2006 was 3.56%. Best Quarter* Q4 ’98 +25.61% Worst Quarter* Q1 ’01 -21.95%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2005	1 Year	5 Years	Since Inception

Institutional Shares (Inception 5/1/97)
Returns Before Taxes	5.95%	-2.35%	4.82%
Returns After Taxes on Distributions**	5.91%	-2.37%	4.39%
Returns After Taxes on Distributions and Sale of Fund Shares**	3.93%	-1.98%	3.98%
Russell 1000® Growth Index***	5.26%	-3.58%	4.40%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The Russell 1000® Growth Index is an unmanaged market capitalization weighted index of the 1000 largest U.S. companies with higher price-to-book ratios and higher forecasted growth values. The Index figures do not reflect any deduction for fees, expenses or taxes. An investor cannot invest directly in an index.

FUND PERFORMANCE

Structured Small Cap Equity Fund

TOTAL RETURN	CALENDAR YEAR

The total return for Institutional Shares for the 9-month period ended September 30, 2006 was 3.88%. Best Quarter* Q2 ’03 +21.20% Worst Quarter* Q3 ’98 -24.25%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2005	1 Year	5 Years	Since Inception

Institutional Shares (Inception 8/15/97)
Returns Before Taxes	7.90%	9.69%	8.34%
Returns After Taxes on Distributions**	5.90%	8.57%	7.30%
Returns After Taxes on Distributions and Sale of Fund Shares**	5.97%	7.96%	6.82%
Russell 2000® Index***	4.55%	8.22%	7.36%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The Russell 2000® Index is an unmanaged index of common stock prices that measures the performance of the 2000 smallest companies in the Russell 3000® Index. The Index figures do not reflect any deduction for fees, expenses or taxes. An investor cannot invest directly in an index.

Structured International Equity Fund

TOTAL RETURN	CALENDAR YEAR

The total return for Institutional Shares for the 9-month period ended September 30, 2006 was 16.07%. Best Quarter* Q4 ’98 +19.05% Worst Quarter* Q3 ’02 -19.52%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2005	1 Year	5 Years	Since Inception

Institutional Shares (Inception 8/15/97)
Returns Before Taxes	15.13%	6.16%	4.77%
Returns After Taxes on Distributions**	14.84%	5.97%	4.36%
Returns After Taxes on Distributions and Sale of Fund Shares**	10.26%	5.28%	3.97%
MSCI® EAFE® (unhedged)***	14.02%	4.94%	5.44%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The unmanaged MSCI® EAFE® Index (unhedged) is a market capitalization-weighted composite of securities in 21 developed markets. The Index figures do not reflect any deduction for fees, expenses or taxes. An investor cannot invest directly in an index.

Fund Fees and Expenses (Institutional Shares)

This table describes the fees and expenses that you would pay if you buy and hold Institutional Shares of a Fund.

	Structured	Structured	Structured	Structured	Structured
	Large Cap	U.S.	Large Cap	Small Cap	International
	Value	Equity	Growth	Equity	Equity
	Fund	Fund	Fund	Fund	Fund

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	None	None	None	None	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None	None	None	None	None
Redemption Fees	None	None	None	None	2.0% [1]
Exchange Fees	None	None	None	None	None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):
Management Fees[2]*	0.60%	0.65%	0.65%	0.85%	0.82%
Distribution and Service (12b-1) Fees	None	None	None	None	None
Other Expenses[3]*	0.09%	0.10%	0.11%	0.11%	0.12%

Total Fund Operating Expenses[2]*	0.69%	0.75%	0.76%	0.96%	0.94%

See page 24 for all other footnotes.

*	The “Management Fees”, “Other Expenses” and “Total Fund Operating Expenses” (after any waivers and expense limitations) of the Funds are as set forth below. The waivers and expense limitations may be modified or terminated at any time at the option of the Investment Adviser. If this occurs, the “Management Fees”, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

	Structured	Structured	Structured	Structured	Structured
	Large Cap	U.S.	Large Cap	Small Cap	International
	Value	Equity	Growth	Equity	Equity
	Fund	Fund	Fund	Fund	Fund

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):
Management Fees[2]	0.51%	0.51%	0.51%	0.81%	0.81%
Distribution and Service (12b-1) Fees	None	None	None	None	None
Other Expenses[3]	0.04%	0.04%	0.04%	0.04%	0.04%

Total Fund Operating Expenses (after current waivers and expense limitations)	0.55%	0.55%	0.55%	0.85%	0.85%

Fund Fees and Expenses continued

[1]	A 2% redemption fee will be imposed on the redemption of shares (including by exchange) held for 30 calendar days or less.

[2]	The Funds’ annual operating expenses are based on actual expenses for the fiscal year ended August 31, 2006.

[3]	The Investment Adviser is entitled to a management fee at an annual rate equal to the following percentages of the average daily net assets of the Funds:

	Management Fee	Average Daily
Fund	Annual Rate	Net Assets

Structured Large Cap Value	0.60%	First $1 Billion
	0.54%	Next $1 Billion
	0.51%	Over $2 Billion

Structured U.S. Equity	0.65%	First $1 Billion
	0.59%	Next $1 Billion
	0.56%	Over $2 Billion

Structured Large Cap Growth	0.65%	First $1 Billion
	0.59%	Next $1 Billion
	0.56%	Over $2 Billion

Structured Small Cap Equity	0.85%	First $2 Billion
	0.77%	Over $2 Billion

Structured International Equity	0.85%	First $1 Billion
	0.77%	Next $1 Billion
	0.73%	Over $2 Billion

Additionally, as of the date of this Prospectus, the Investment Adviser is voluntarily waiving a portion of its management fee equal to 0.09%, 0.14%, 0.14%, 0.04% and 0.01% based on the average daily net assets of the Structured Large Cap Value Fund, Structured U.S. Equity Fund, Structured Large Cap Growth Fund, Structured Small Cap Equity Fund and Structured International Equity Fund, respectively.

[4]	“Other Expenses” include transfer agency fees and expenses equal on an annualized basis to 0.04% of the average daily net assets of each Fund’s Institutional Shares plus all other ordinary expenses not detailed above. The Investment Adviser voluntarily agreed to reduce or limit “Other Expenses” (excluding management fees, transfer agency fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meeting and other extraordinary expenses exclusive of any expense offset arrangements) to the following annual percentage rates of each Fund’s average daily net assets:

Other
Fund	Expenses

Structured Large Cap Value	0.004%
Structured U.S. Equity	0.004%
Structured Large Cap Growth	0.004%
Structured Small Cap Equity	0.004%
Structured International Equity	0.004%

These expense reductions may be terminated at any time at the option of the Investment Adviser.

Example

The following Example is intended to help you compare the cost of investing in a Fund (without the waivers and expense limitations) with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in Institutional Shares of a Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that a Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Fund	1 Year	3 Years	5 Years	10 Years

Structured Large Cap Value	$70	$221	$384	$859

Structured U.S. Equity	$77	$240	$417	$930

Structured Large Cap Growth	$78	$243	$422	$942

Structured Small Cap Equity	$98	$306	$531	$1,178

Structured International Equity	$96	$300	$520	$1,155

Institutions that invest in Institutional Shares on behalf of their customers may charge other fees directly to their customer accounts in connection with their investments. You should contact your institution for information regarding such charges. Such fees, if any, may affect the return such customers realize with respect to their investments.

Certain institutions that invest in Institutional Shares may receive other compensation in connection with the sale and distribution of Institutional Shares or for services to their customers’ accounts and/or the Funds. For additional information regarding such compensation, see “Shareholder Guide” in the Prospectus and “Payments to Intermediaries” in the Additional Statement.

Service Providers

INVESTMENT ADVISER

Investment Adviser	Fund

Goldman Sachs Asset Management, L.P. (“GSAM”) 32 Old Slip New York, New York 10005	Structured Large Cap Value Structured U.S. Equity Structured Large Cap Growth Structured Small Cap Equity Structured International Equity

GSAM has been registered as an investment adviser with the SEC since 1990 and is an affiliate of Goldman, Sachs & Co. (“Goldman Sachs”). As of September 30, 2006, GSAM had assets under management of $576.4 billion.

The Investment Adviser provides day-to-day advice regarding the Funds’ portfolio transactions. The Investment Adviser makes the investment decisions for the Funds and places purchase and sale orders for the Funds’ portfolio transactions in U.S. and foreign markets. As permitted by applicable law, these orders may be directed to any brokers, including Goldman Sachs and its affiliates. While the Investment Adviser is ultimately responsible for the management of the Funds, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. In addition, the Investment Adviser has access to the research and certain proprietary technical models developed by Goldman Sachs, and will apply quantitative and qualitative analysis in determining the appropriate allocations among categories of issuers and types of securities.

The Investment Adviser also performs the following additional services for the Funds:

■	Supervises all non-advisory operations of the Funds
■	Provides personnel to perform necessary executive, administrative and clerical services to the Funds
■	Arranges for the preparation of all required tax returns, reports to shareholders, prospectuses and statements of additional information and other reports filed with the SEC and other regulatory authorities
■	Maintains the records of each Fund
■	Provides office space and all necessary office equipment and services

SERVICE PROVIDERS

MANAGEMENT FEES

As compensation for its services and its assumption of certain expenses, the Investment Adviser is entitled to the following fees, computed daily and payable monthly, at the annual rates listed below (as a percentage of each respective Fund’s average daily net assets):

Actual Rate
For the Fiscal
	Management Fee	Average Daily	Year Ended
Fund	Annual Rate	Net Assets	August 31, 2006

Structured Large Cap Value	0.60%	First $1 Billion	0.60%
	0.54%	Next $1 Billion
	0.51%	Over $2 Billion

Structured U.S. Equity	0.65%	First $1 Billion	0.65%
	0.59%	Next $1 Billion
	0.56%	Over $2 Billion

Structured Large Cap Growth	0.65%	First $1 Billion	0.65%
	0.59%	Next $1 Billion
	0.56%	Over $2 Billion

Structured Small Cap Equity	0.85%	First $2 Billion	0.85%
	0.77%	Over $2 Billion

Structured International Equity	0.85%	First $1 Billion	0.82%
	0.77%	Next $1 Billion
	0.73%	Over $2 Billion

The Investment Adviser may voluntarily waive a portion of its advisory fee from time to time, and may discontinue or modify any such voluntary limitations in the future at its discretion.

A discussion regarding the basis for the Board of Trustees’ approval of the Management Agreement for the Funds in 2006 is available in the respective Fund’s annual report dated August 31, 2006.

FUND MANAGERS

Quantitative Domestic Equity Portfolio Management Team

■	A stable and growing team supported by an extensive internal staff
■	More than $100 billion in equities currently under management, including over $52 billion in US equities

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Melissa Brown Managing Director	Senior Portfolio Manager— Structured U.S. Equity Structured Large Cap Growth Structured Small Cap Equity Structured Large Cap Value	Since 1998 1998 1998 1998	Ms. Brown joined the Investment Adviser as a portfolio manager in 1998. From 1984 to 1998, she was the director of Quantitative Equity Research and served on the Investment Policy Committee at Prudential Securities Equity Research.

Robert C. Jones Chief Investment Officer Managing Director	Senior Portfolio Manager— Structured U.S. Equity Structured Large Cap Growth Structured Small Cap Equity Structured Large Cap Value	Since 1991 1997 1997 1998	Mr. Jones joined the Investment Adviser as a portfolio manager in 1989.

Melissa Brown, CFA, is a Managing Director and Senior Portfolio Manager for US portfolios. She is also a member of the GQE Investment Policy Committee. Robert C. Jones, CFA, is a Managing Director and Chair of the GQE Investment Policy Committee, which oversees the portfolio management process. He currently serves as the Chief Investment Officer for the GQE team. The computer optimizer constructs the portfolio based on the team’s models and design and no one person on the team has a subjective override of the computer optimizer process, except in very limited cases.

For more information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities in the Funds, see the Additional Statement.

Quantitative International Equity Portfolio Management Team

■	Portfolio team based in New York. Experienced, highly qualified and stable quantitative team reflects our commitment to a superior research effort
■	Team manages approximately $102.6 billion in global/international equities for retail, institutional and high net worth clients

SERVICE PROVIDERS

■	Designed to invest in international markets, seeking to add value from diversified sources of return — top-down country selection and bottom-up stock selection

______________________________________________________________________________________________________________

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Len Ioffe Managing Director	Senior Portfolio Manager— Structured International Equity	Since 2001	Mr. Ioffe joined the Investment Adviser as an associate in 1995. He became a portfolio manager in 1996.

Robert C. Jones Managing Director	Senior Portfolio Manager— Structured International Equity	Since 1997	Mr. Jones joined the Investment Adviser as a portfolio manager in 1989.

Len Ioffe, CFA, is a Managing Director and Senior Portfolio Manager on the GQE team, where he is responsible for portfolio management of global and non-US portfolios. He is also a member of the GQE Investment Policy Committee. Robert C. Jones, CFA, is a Managing Director and Chair of the GQE Investment Policy Committee, which oversees portfolio management process. He currently serves as the Chief Investment Officer for the GQE team. The computer optimizer constructs the portfolio based on the team’s models and design and no one person on the team has a subjective override of the computer optimizer process, except in very specific limited cases.

For more information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities in the Funds, see the Additional Statement.

DISTRIBUTOR AND TRANSFER AGENT

Goldman Sachs, 85 Broad Street, New York, New York 10004, serves as the exclusive distributor (the “Distributor”) of each Fund’s shares. Goldman Sachs, 71 S. Wacker Dr., Suite 500, Chicago, Illinois 60606, also serves as each Fund’s transfer agent (the “Transfer Agent”) and, as such, performs various shareholder servicing functions.

From time to time, Goldman Sachs or any of its affiliates may purchase and hold shares of the Funds. Goldman Sachs reserves the right to redeem at any time some or all of the shares acquired for its own account.

ACTIVITIES OF GOLDMAN SACHS AND ITS AFFILIATES AND OTHER ACCOUNTS MANAGED BY GOLDMAN SACHS

The involvement of the Investment Adviser, Goldman Sachs and their affiliates in the management of, or their interest in, other accounts and other activities of Goldman Sachs may present conflicts of interest with respect to a Fund or limit a Fund’s investment activities. Goldman Sachs is a full service investment banking, broker dealer, asset management and financial services organization and a major participant in global financial markets. As such, it acts as an investor, investment banker, research provider, investment manager, financier, advisor, market maker, trader, prime broker, lender, agent and principal, and has other direct and indirect interests, in the global fixed income, currency, commodity, equity and other markets in which the Funds directly and indirectly invest. Thus, it is likely that the Funds will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which Goldman Sachs performs or seeks to perform investment banking or other services. Goldman Sachs and its affiliates engage in proprietary trading and advise accounts and funds which have investment objectives similar to those of the Funds and/or which engage in and compete for transactions in the same types of securities, currencies and instruments as the Funds. Goldman Sachs and its affiliates will not have any obligation to make available any information regarding their proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of the Funds. The results of a Fund’s investment activities, therefore, may differ from those of Goldman Sachs, its affiliates and other accounts managed by Goldman Sachs and it is possible that a Fund could sustain losses during periods in which Goldman Sachs and its affiliates and other accounts achieve significant profits on their trading for proprietary or other accounts. In addition, the Funds may, from time to time, enter into transactions in which Goldman Sachs or its other clients have an adverse interest. For example, a Fund may take a long position in a security at the same time that Goldman Sachs or other accounts managed by the Investment Adviser take a short position in the same security (or vice versa). These and other transactions undertaken by Goldman Sachs, its affiliates or Goldman Sachs advised clients may adversely impact the Funds. Transactions by one or more Goldman Sachs advised clients or the Investment Adviser may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Funds. A Fund’s activities may be limited because of regulatory restrictions applicable to Goldman Sachs and its affiliates, and/or their internal policies designed to comply with such restrictions. As a global financial services firm, Goldman Sachs also provides a wide range of investment banking and financial services to issuers of securities and investors in securities. Goldman Sachs, its affiliates and others

SERVICE PROVIDERS

associated with it may create markets or specialize in, have positions in and affect transactions in, securities of issuers held by the Funds, and may also perform or seek to perform investment banking and financial services for those issuers. Goldman Sachs and its affiliates may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Fund or who engage in transactions with or for the Funds. For more information about conflicts of interest, see the Additional Statement.

Under a securities lending program approved by the Funds’ Board of Trustees, the Funds have retained an affiliate of the Investment Adviser to serve as the securities lending agent for each Fund to the extent that the Funds engage in the securities lending program. For these services, the lending agent may receive a fee from the Funds, including a fee based on the returns earned on the Funds’ investment of the cash received as collateral for loaned securities. In addition, the Funds may make brokerage and other payments to Goldman Sachs and its affiliates in connection with the Funds’ portfolio investment transactions.

LEGAL PROCEEDINGS

On April 2, 2004, Lois Burke, a plaintiff identifying herself as a shareholder of the Goldman Sachs Internet Tollkeeper Fund, filed a purported class and derivative action lawsuit in the United States District Court for the Southern District of New York against The Goldman Sachs Group, Inc. (“GSG”), GSAM, the Trustees and Officers of the Goldman Sachs Trust (the “Trust”), and John Doe Defendants. In addition, the Goldman Sachs Funds included in this Prospectus and certain other investment portfolios of the Trust were named as nominal defendants (collectively, the “Goldman Sachs Funds”). On April 19 and May 6, 2004, additional class and derivative action lawsuits containing substantially similar allegations and requests for redress were filed in the United States District Court for the Southern District of New York. On June 29, 2004, the three complaints were consolidated into one action, In re Goldman Sachs Mutual Funds Fee Litigation, and on November 17, 2004, the plaintiffs filed a consolidated amended complaint against GSG, GSAM, Goldman Sachs Asset Management International (“GSAMI”), Goldman, Sachs & Co., the Trust, Goldman Sachs Variable Insurance Trust (“GSVIT”), the Trustees and Officers of the Trust and GSVIT and John Doe Defendants (collectively, the “Defendants”) in the United States District Court for the Southern District of New York. Certain investment portfolios of the Trust and GSVIT (collectively, the “Goldman Sachs Funds”) were also named as nominal defendants in the amended complaint. Plaintiffs filed a second amended consolidated complaint on April 15, 2005.

The second amended consolidated complaint, which is brought on behalf of all persons or entities who held shares in the Goldman Sachs Funds between April 2, 1999 and January 9, 2004, inclusive (the “Class Period”), asserts claims involving (i) violations of the Investment Company Act of 1940 (the “Investment Company Act”) and the Investment Advisers Act of 1940, (ii) common law breaches of fiduciary duty and (iii) unjust enrichment. The complaint alleges, among other things, that during the Class Period, the Defendants made improper and excessive brokerage commission and other payments to brokers that sold shares of the Goldman Sachs Funds and omitted statements of fact in registration statements and reports filed pursuant to the Investment Company Act which were necessary to prevent such registration statements and reports from being materially false and misleading. In addition, the complaint alleges that the Goldman Sachs Funds paid excessive and improper investment advisory fees to GSAM and GSAMI. The complaint also alleges that GSAM and GSAMI used Rule 12b-1 fees for improper purposes and made improper use of soft dollars. The complaint further alleges that the Trust’s Officers and Trustees breached their fiduciary duties in connection with the foregoing. The plaintiffs in the cases are seeking compensatory damages; rescission of GSAM’s and GSAMI’s investment advisory agreement and return of fees paid; an accounting of all Goldman Sachs Funds-related fees, commissions and soft dollar payments; restitution of all unlawfully or discriminatorily obtained fees and charges; and reasonable costs and expenses, including counsel fees and expert fees. On January 13, 2006, all claims against the Defendants were dismissed by the U.S. District Court. On February 22, 2006, the plaintiffs appealed this decision. By agreement, plaintiffs subsequently withdrew their appeal without prejudice but reserved their right to reactivate their appeal pending a decision by the circuit court of appeals on similar litigation.

Based on currently available information, GSAM and GSAMI believe that the likelihood that the pending purported class and derivative action lawsuit will have a material adverse financial impact on the Goldman Sachs Funds is remote, and the pending action is not likely to materially affect their ability to provide investment management services to its clients, including the Goldman Sachs Funds.

Dividends

Each Fund pays dividends from its investment income and distributions from net realized capital gains. You may choose to have dividends and distributions paid in:

■	Cash
■	Additional shares of the same class of the same Fund
■	Shares of the same or an equivalent class of another Goldman Sachs Fund. Special restrictions may apply for certain Goldman Sachs Institutional Liquid Assets Portfolios (“ILA Portfolios”). See the Additional Statement.

You may indicate your election on your Account Application. Any changes may be submitted in writing to Goldman Sachs at any time before the record date for a particular dividend or distribution. If you do not indicate any choice, your dividends and distributions will be reinvested automatically in the applicable Fund.

The election to reinvest dividends and distributions in additional shares will not affect the tax treatment of such dividends and distributions, which will be treated as received by you and then used to purchase the shares.

Dividends from net investment income and distributions from net capital gains are declared and paid as follows:

	Investment	Capital Gains
Fund	Income Dividends	Distributions

Structured Large Cap Value	Quarterly	Annually

Structured U.S. Equity	Annually	Annually

Structured Large Cap Growth	Annually	Annually

Structured Small Cap Equity	Annually	Annually

Structured International Equity	Annually	Annually

From time to time a portion of a Fund’s dividends may constitute a return of capital for tax purposes, and/or may include amounts in excess of the Fund’s net investment income for the period calculated in accordance with good accounting practice.

When you purchase shares of a Fund, part of the NAV per share may be represented by undistributed income and/or realized gains that have previously been earned by the Fund. Therefore, subsequent distributions on such shares from such income and/or realized gains may be taxable to you even if the NAV of the shares is, as a result of the distributions, reduced below the cost of such shares and the distributions (or portions thereof) represent a return of a portion of the purchase price.

Shareholder Guide

The following section will provide you with answers to some of the most often asked questions regarding buying and selling the Funds’ Institutional Shares.

HOW TO BUY SHARES

How Can I Purchase Institutional Shares Of The Funds?
You may purchase Institutional Shares on any business day at their NAV next determined after receipt of an order. No sales load is charged. You should either:

■	Place an order with Goldman Sachs at 1-800-621-2550 and wire federal funds to The Northern Trust Company (“Northern”), as subcustodian for State Street Bank and Trust Company (“State Street”) (each Fund’s custodian) on the next business day; or
■	Send a check or Federal Reserve draft payable to Goldman Sachs Funds—(Name of Fund and Class of Shares), P.O. Box 06050, Chicago, IL 60606-6306. The Fund will not accept a check drawn on foreign banks, third-party checks, cashier’s checks or official checks, temporary checks, electronic checks, drawer checks, cash, money orders, travelers cheques or credit card checks. In limited situations, involving the transfer of retirement assets, a Fund may accept cashier’s checks or official bank checks.

In order to make an initial investment in a Fund, you must furnish to the Fund or Goldman Sachs the Account Application. Purchases of Institutional Shares must be settled within three business days of receipt of a complete purchase order.

How Do I Purchase Shares Through A Financial Institution?
Certain institutions (including banks, trust companies, brokers and investment advisers) that provide recordkeeping, reporting and processing services to their customers may be authorized to accept, on behalf of the Trust, purchase, redemption and exchange orders placed by or on behalf of their customers, and may designate other intermediaries to accept such orders, if approved by the Trust. In these cases:

■	A Fund will be deemed to have received an order in proper form when the order is accepted by the authorized institution or intermediary on a business day, and the order will be priced at the Fund’s NAV per share (less any applicable redemption fee) next determined after such acceptance.
■	Authorized institutions and intermediaries will be responsible for transmitting accepted orders and payments to the Trust within the time period agreed upon by them.

SHAREHOLDER GUIDE

You should contact your institution or intermediary to learn whether it is authorized to accept orders for the Trust. These institutions may receive payments from the Funds or Goldman Sachs for the services provided by them with respect to the Funds’ Institutional Shares. These payments may be in addition to other payments borne by the Funds.

The Investment Adviser, Distributor and/or their affiliates may make payments to authorized dealers and other financial intermediaries (“Intermediaries”) from time to time to promote the sale, distribution and/or servicing of shares of the Funds and other Goldman Sachs Funds. These payments are made out of the Investment Adviser’s, Distributor’s and/or their affiliates’ own assets, and are not an additional charge to the Funds. Such payments are intended to compensate Intermediaries for, among other things: marketing shares of the Funds and other Goldman Sachs Funds, which may consist of payments relating to Funds included on preferred or recommended fund lists or in certain sales programs from time to time sponsored by the Intermediaries; access to the Intermediaries, registered representatives or salespersons, including at conferences and other meetings; assistance in training and education of personnel; marketing support; and/or other specified services intended to assist in the distribution and marketing of the Funds and other Goldman Sachs Funds. The payments may also, to the extent permitted by applicable regulations, contribute to various non-cash and cash incentive arrangements to promote the sale of shares, as well as sponsor various educational programs, sales contests and/or promotions. The additional payments by the Investment Adviser, Distributor and/or their affiliates may also compensate Intermediaries for subaccounting, administrative, and/or shareholder processing services that are in addition to the fees paid for these services by the Funds. The amount of these additional payments is normally not expected to exceed 0.50% (annualized) of the amount sold or invested through the Intermediaries. Please refer to the “Payments to Intermediaries” section of the Additional Statement for more information about these payments.

The payments made by the Investment Adviser, Distributor and/or their affiliates may be different for different Intermediaries. The presence of these payments and the basis on which an Intermediary compensates its registered representatives or salespersons may create an incentive for a particular Intermediary, registered representative or salesperson to highlight, feature or recommend Funds based, at least in part, on the level of compensation paid. You should contact your authorized dealer or Intermediary for more information about the payments it receives and any potential conflicts of interest.

In addition to Institutional Shares, each Fund also offers other classes of shares to investors. These other share classes are subject to different fees and expenses

(which affect performance), have different minimum investment requirements and are entitled to different services than Institutional Shares. Information regarding these other share classes may be obtained from your sales representative or from Goldman Sachs by calling the number on the back cover of this Prospectus.
What Is My Minimum Investment In The Funds?

Type of Investor	Minimum Investment

■ Banks, trust companies or other depository institutions investing for their own account or on behalf of clients	$1,000,000 in Institutional Shares of a Fund alone or in combination with other assets under the management of GSAM and its affiliates
■ Section 401(k), profit sharing, money purchase
    pension, tax-sheltered annuity, defined benefit
    pension, or other employee benefit plans that are
    sponsored by one or more employers (including
    governmental or church employers) or
employee organizations
■ State, county, city or any instrumentality, department, authority or agency thereof
■ Corporations with at least $100 million in assets or in outstanding publicly traded securities
■ “Wrap” account sponsors (provided they have an agreement covering the arrangement with GSAM)
■ Registered investment advisers investing for accounts for which they receive asset-based fees
■ Qualified non-profit organizations, charitable trusts, foundations and endowments

■ Individual investors	$10,000,000
■ Accounts over which GSAM or its advisory affiliates have investment discretion

■ Individual Retirement Accounts (IRAs) for which GSAM or its advisory affiliates act as fiduciary	No minimum

The minimum investment requirement may be waived for current and former officers, partners, directors or employees of Goldman Sachs or any of its affiliates; brokerage or advisory clients of Goldman Sachs Private Wealth Management and accounts for which Goldman Sachs Trust Company, N.A. or The Goldman Sachs Trust Company of Delaware acts in a fiduciary capacity (i.e., as agent or trustee);

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certain mutual fund “wrap” programs; and for other investors at the discretion of the Trust’s officers. No minimum amount is required for subsequent investments.

What Else Should I Know About Share Purchases?
The Trust reserves the right to:

■	Refuse to open an account if you fail to (i) provide a Social Security Number or other taxpayer identification number; or (ii) certify that such number is correct (if required to do so under applicable law).
■	Modify or waive the minimum investment amounts.
■	Reject or restrict any purchase or exchange order by a particular purchaser (or group of related purchasers) for any reason in its discretion. Without limiting the foregoing, the Trust may reject or restrict purchase and exchange orders by a particular purchaser (or group of related purchasers) when a pattern of frequent purchases, sales or exchanges of Institutional Shares of a Fund is evident, or if purchases, sales or exchanges are, or a subsequent abrupt redemption might be, of a size that would disrupt the management of a Fund.
■	Close a Fund to new investors from time to time and reopen any such Fund whenever it is deemed appropriate by a Fund’s Investment Adviser.

Generally, the Fund will not allow non-U.S. citizens and certain U.S. citizens residing outside the United States to open an account directly with the Funds.

The Funds may allow you to purchase shares with securities instead of cash if consistent with a Fund’s investment policies and operations and if approved by the Fund’s Investment Adviser.

Customer Identification Program. Federal law requires the Funds to obtain, verify and record identifying information, which may include the name, residential or business street address, date of birth (for an individual), Social Security Number or taxpayer identification number or other identifying information, for each investor who opens an account with the Funds. Applications without the required information, which will be reviewed solely for customer identification purposes, may not be accepted by the Funds. After accepting an application, to the extent permitted by applicable law or their customer identification program, the Funds reserve the right to (i) place limits on transactions in any account until the identity of the investor is verified; (ii) refuse an investment in the Funds; or (iii) involuntarily redeem an investor’s shares and close an account in the event that the Funds are unable to verify an investor’s identity. The Funds and their agents will not be responsible for any loss in an investor’s account resulting from the investor’s delay in providing all required identifying information or from closing an account and redeeming an investor’s shares pursuant to the customer identification program.

How Are Shares Priced?
The price you pay when you buy Institutional Shares is a Fund’s next determined NAV for a share class. The price you receive when you sell or exchange Institutional Shares is a Fund’s next determined NAV for a share class with the redemption proceeds reduced by any applicable charge (e.g., redemption fees). The Funds calculate NAV as follows:

NAV =	(Value of Assets of the Class) - (Liabilities of the Class) Number of Outstanding Shares of the Class

The Funds’ investments are valued based on market quotations or if market quotations are not readily available, or if the Investment Adviser believes that such quotations do not accurately reflect fair value, the fair value of the Funds’ investments may be determined in good faith under procedures established by the Trustees.

In the event that a Fund invests a significant portion of assets in foreign equity securities, “fair value” prices are provided by an independent fair value service in accordance with the fair value procedures approved by the Trustees. Fair value prices are used because many foreign markets operate at times that do not coincide with those of the major U.S. markets. Events that could affect the values of foreign portfolio holdings may occur between the close of the foreign market and the time of determining the NAV, and would not otherwise be reflected in the NAV. If the independent fair value service does not provide a fair value for a particular security or if the value does not meet the established criteria for the Funds, the most recent closing price for such a security on its principal exchange will generally be its fair value on such date.

In addition, the Investment Adviser, consistent with applicable regulatory guidance, may determine to make an adjustment to the previous closing prices of either domestic or foreign securities in light of significant events, to reflect what it believes to be the fair value of the securities at the time of determining a Fund’s NAV. Significant events that could affect a large number of securities in a particular market may include, but are not limited to: situations relating to one or more single issuers in a market sector; significant fluctuations in foreign markets; market disruptions or market closings; governmental actions or other developments; as well as the same or similar events which may affect specific issuers or the securities markets even though not tied directly to the securities markets. Other significant events that could relate to a single issuer may include, but are not limited to: corporate actions such as reorganizations, mergers and buy-outs; corporate announcements on earnings; significant litigation; and regulatory news such as governmental approvals.

One effect of using an independent fair value service and fair valuation may be to reduce stale pricing arbitrage opportunities presented by the pricing of Fund shares.

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However, it involves the risk that the values used by the Funds to price their investments may be different from those used by other investment companies and investors to price the same investments.

Investments in other registered mutual funds (if any) are valued based on the NAV of those mutual funds (which may use fair value pricing as discussed in their prospectuses).

■	NAV per share of each class is generally calculated by the accounting agent on each business day as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York time) or such other time as the New York Stock Exchange or NASDAQ market may officially close. Fund shares will generally not be priced on any day the New York Stock Exchange is closed.
■	When you buy shares, you pay the NAV next calculated after the Funds receive your order in proper form.
■	When you sell shares, you receive the NAV next calculated after the Funds receive your order in proper form. Redemption proceeds are reduced by any applicable redemption fee.
■	The Trust reserves the right to reprocess purchase (including dividend reinvestments), redemption and exchange transactions that were processed at an NAV other than a Fund’s official closing NAV that is subsequently adjusted, and to recover amounts from (or distribute amounts to) shareholders accordingly based on the official closing NAV, as adjusted.
■	The Trust reserves the right to advance the time by which purchase and redemption orders must be received for same business day credit as otherwise permitted by the SEC.

Consistent with industry practice, investment transactions not settling on the same day are recorded and factored into a Fund’s net asset value on the business day following trade date (T+1). The use of T+1 accounting generally does not, but may, result in a net asset value that differs materially from the net asset value that would result if all transactions were reflected on their trade dates.

Note: The time at which transactions and shares are priced and the time by which orders must be received may be changed in case of an emergency or if regular trading on the New York Stock Exchange is stopped at a time other than 4:00 p.m. New York time. In the event the New York Stock Exchange does not open for business because of an emergency, the Trust may, but is not required to, open one or more Funds for purchase, redemption and exchange transactions if the Federal Reserve wire payment system is open. To learn whether a Fund is open for business during an emergency situation, please call 1-800-621-2550.

Foreign securities may trade in their local markets on days a Fund is closed. As a result, if a Fund holds foreign securities, its NAV may be impacted on days when investors may not purchase or redeem Fund shares.

HOW TO SELL SHARES

How Can I Sell Institutional Shares Of The Funds?
You may arrange to take money out of your account by selling (redeeming) some or all of your shares. Generally, each Fund will redeem its Institutional Shares upon request on any business day at their NAV next determined after receipt of such request in proper form subject to any applicable redemption fee. You may request that redemption proceeds be sent to you by check or by wire (if the wire instructions are on record). Redemptions may be requested in writing or by telephone.

Instructions For Redemptions:

By Writing:	■ Write a letter of instruction that includes:
■ Name(s) and signature(s)
■ Account number
■ The Fund name and Class of Shares
■ The dollar amount you want to sell
■ How and where to send the proceeds
■ A Medallion signature guarantee may be required (see details below)
■ Mail your request to: Goldman Sachs Funds P.O. Box 06050 Chicago, IL 60606-6306

By Telephone:	If you have elected the telephone redemption privilege on your Account Application:
■ 1-800-621-2550 (8:00 a.m. to 4:00 p.m. New York time)

Any redemption request that requires money to go to an account or address other than that designated in the current records of the Transfer Agent must be in writing and signed by an authorized person (a Medallion signature guarantee may be required). The written request may be confirmed by telephone with both the requesting party and the designated bank account to verify instructions.

Certain institutions and intermediaries are authorized to accept redemption requests on behalf of the Funds as described under “How Do I Purchase Shares Through A Financial Institution?”

When Do I Need A Medallion Signature Guarantee To Redeem Shares?
A Medallion signature guarantee may be required if:

■	You would like the redemption proceeds sent to an address that is not your address of record; or
■	You would like to change your current bank designations.

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A Medallion signature guarantee must be obtained from a bank, brokerage firm or other financial intermediary that is a member of an approved Medallion Guarantee Program or that is otherwise approved by the Trust. A notary public cannot provide a Medallion signature guarantee. Additional documentation may be required.

What Do I Need To Know About Telephone Redemption Requests?
The Trust, the Distributor and the Transfer Agent will not be liable for any loss you may incur in the event that the Trust accepts unauthorized telephone redemption requests that the Trust reasonably believes to be genuine. In an effort to prevent unauthorized or fraudulent redemption and exchange requests by telephone, Goldman Sachs employs reasonable procedures specified by the Trust to confirm that such instructions are genuine. If reasonable procedures are not employed, the Trust may be liable for any loss due to unauthorized or fraudulent transactions. The following general policies are currently in effect:

■	All telephone requests are recorded.
■	Any redemption request that requires money to go to an account or address other than that designated on the Account Application must be in writing and signed by an authorized person designated on the Account Application. The written request may be confirmed by telephone with both the requesting party and the designated bank account to verify instructions.
■	For the 30-day period following a change of address, telephone redemptions will generally be filled by a wire transfer to the bank account designated in the Account Applications (see immediately preceding bullet point). For direct accounts, to receive the redemption by check during this time period, a redemption request must be in the form of a written letter (a Medallion signature guarantee may be required).
■	The telephone redemption option may be modified or terminated at any time.

Note: It may be difficult to make telephone redemptions in times of drastic economic or market conditions.

How Are Redemption Proceeds Paid?
By Wire: You may arrange for your redemption proceeds to be wired as federal funds to the domestic bank account designated in your Account Application. The following general policies govern wiring redemption proceeds:

■	Redemption proceeds will normally be wired on the next business day in federal funds (for a total of one business day delay), but may be paid up to three business days following receipt of a properly executed wire transfer redemption request.
■	Although redemption proceeds will normally be wired as described above, under certain circumstances, redemption requests or payments may be postponed or suspended as permitted pursuant to Section 22(e) of the Investment Company

Act. Generally, under that section, redemption requests or payments may be postponed or suspended if (i) the New York Stock Exchange is closed for trading or trading is restricted; (ii) an emergency exists which makes the disposal of securities owned by the Fund or the fair determination of the value of the Fund’s net assets not reasonably practicable; or (iii) the SEC by order permits the suspension of the right of redemption.
■	If you are selling shares you recently paid for by check, the Fund will pay you when your check has cleared, which may take up to 15 days.
■	If the Federal Reserve Bank is closed on the day that the redemption proceeds would ordinarily be wired, wiring the redemption proceeds may be delayed one additional business day.
■	To change the bank designated on your Account Application, you must send written instructions (with your Medallion Signature guarantee) to the Transfer Agent.
■	Neither the Trust, Goldman Sachs nor any other institution assumes any responsibility for the performance of your bank or any intermediaries in the transfer process. If a problem with such performance arises, you should deal directly with your bank or any such intermediaries.

By Check: You may elect in writing to receive your redemption proceeds by check. Redemption proceeds paid by check will normally be mailed to the address of record within three business days of receipt of a properly executed redemption request. If you are selling shares you recently paid for by check, the Fund will pay you when your check has cleared, which may take up to 15 days.

What Do I Need To Know About The Redemption Fee?
The Structured International Equity Fund will charge a 2% redemption fee on the redemption of shares (including by exchange) held for 30 calendar days or less. For this purpose, the Fund uses a first-in first-out (“FIFO”) method so that shares held longest will be treated as being redeemed first and shares held shortest will be treated as being redeemed last. The redemption fee will be paid to the Fund from which the redemption is made, and is intended to offset the trading costs, market impact and other costs associated with short-term money movements in and out of the Fund. The redemption fee may be collected by deduction from the redemption proceeds or, if assessed after the redemption transaction, through a separate billing.

The redemption fee does not apply to transactions involving the following:

■	Redemptions of shares acquired by reinvestment of dividends or capital gains distributions.
■	Redemptions of shares that are acquired or redeemed in connection with the participation in a systematic withdrawal program or automatic investment plan.

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■	Redemption of shares by other Goldman Sachs Funds (e.g., Goldman Sachs Asset Allocation Portfolios).
■	Redemptions of shares held through discretionary wrap programs or models programs that utilize a regularly scheduled automatic rebalancing of assets and that have provided GSAM with certain representation regarding certain operating policies and standards.
■	Redemptions of shares involving transactions other than participant initiated exchanges from retirement plans and accounts maintained pursuant to Section 401 (tax-qualified pension, profit sharing, 401(k), money purchase and stock bonus plans), 403 (qualified annuity plans and tax-sheltered annuities) and 457 (deferred compensation plans for employees of tax-exempt entities or governments) of the Internal Revenue Code of 1986, as amended. Redemptions involving transactions other than participant initiated exchanges would include, for example: loans; required minimum distributions; rollovers; forfeiture; redemptions of shares to pay fees; plan level redemptions or exchanges; redemptions pursuant to systematic withdrawal programs; return of excess contribution amounts; hardship withdrawals; redemptions related to death, disability or qualified domestic relations order; and certain other transactions.
■	Redemptions of shares from accounts of financial institutions in connection with hedging services provided in support of nonqualified deferred compensation plans offering the Goldman Sachs Funds.
■	Redemption of shares where the Fund is made available as an underlying investment in certain group annuity contracts.
■	Redemptions of shares that are issued as part of an investment company reorganization to which a Goldman Sachs Fund is a party.
■	Redemptions of shares representing “seed capital” investments by Goldman Sachs or its affiliates.

The Trust reserves the right to modify or eliminate the redemption fee or waivers at any time and will give 60 days’ prior written notice of any material changes, unless otherwise provided by law. The redemption fee policy may be modified or amended in the future.

In addition to the circumstances noted above, the Trust reserves the right to grant additional exceptions based on such factors as system limitations, operational limitations, contractual limitations and further guidance from the SEC or other regulators.

If your shares are held through a financial intermediary in an omnibus or other group account, the Trust relies on the financial intermediary to assess the redemption fee on underlying shareholder accounts. The application of redemption fees and exemptions may vary and certain intermediaries may not apply the exceptions listed above. If you invest through a financial intermediary, please contact your intermediary for more information regarding when redemption fees will be applied to the redemption of your shares.

What Else Do I Need To Know About Redemptions?
The following generally applies to redemption requests:

■	Additional documentation may be required when deemed appropriate by the Transfer Agent. A redemption request will not be in proper form until such additional documentation has been received.
■	Institutions (including banks, trust companies, brokers and investment advisers) are responsible for the timely transmittal of redemption requests by their customers to the Transfer Agent. In order to facilitate the timely transmittal of redemption requests, these institutions may set times by which they must receive redemption requests. These institutions may also require additional documentation from you.

The Trust reserves the right to:

■	Redeem your shares in the event an Institution’s relationship with Goldman Sachs is terminated and you do not transfer your account to another Institution with a relationship with Goldman Sachs. The Trust will not be responsible for any loss in an investor’s account or tax liability resulting from a redemption.
■	Subject to applicable law, redeem your shares in other circumstances determined by the Board of Trustees to be in the best interest of the Trust.
■	Pay redemptions by a distribution in-kind of securities (instead of cash). If you receive redemption proceeds in-kind, you should expect to incur transaction costs upon the disposition of those securities.
■	Reinvest any amounts (e.g., dividends, distributions, or redemption proceeds) which you have elected to receive by check should your check be returned to a Fund as undeliverable or remain uncashed for six months. This provision may not apply to certain retirement or qualified accounts or to a closed account. No interest will accrue on amounts represented by uncashed distribution or redemption checks.

Can I Exchange My Investment From One Fund To Another?
You may exchange Institutional Shares of a Fund at NAV for certain shares of another Goldman Sachs Fund. Redemption of shares (including by exchange) that are held for 30 calendar days or less (60 calendar days or less with respect to the Goldman Sachs High Yield Fund and High Yield Municipal Fund) may, however, be subject to a redemption fee as described above under “What Do I Need To Know About The Redemption Fee?” The exchange privilege may be materially modified or withdrawn at any time upon 60 days’ written notice to you.

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Instructions For Exchanging Shares:

By Writing:	■ Write a letter of instruction that includes:
■ Name(s) and signature(s)
■ Account number
■ The Fund names and Class of Shares
■ The dollar amount to be exchanged
■ Mail the request to: Goldman Sachs Funds P.O. Box 06050 Chicago, IL 60606-6306

By Telephone:	If you have elected the telephone exchange privilege on your Account Application:
■ 1-800-621-2550 (8:00 a.m. to 4:00 p.m. New York time)

You should keep in mind the following factors when making or considering an exchange:

■	You should obtain and carefully read the prospectus of the Fund you are acquiring before making an exchange.
■	All exchanges which represent an initial investment in a Fund must satisfy the minimum initial investment requirement of that Fund or the entire balance of the original Fund account should be exchanged. This requirement may be waived at the discretion of the Trust.
■	Normally, a telephone exchange will be made only to an identically registered account.
■	Exchanges are available only in states where exchanges may be legally made.
■	It may be difficult to make telephone exchanges in times of drastic economic or market conditions.
■	Goldman Sachs may use reasonable procedures described under “What Do I Need To Know About Telephone Redemption Requests?” in an effort to prevent unauthorized or fraudulent telephone exchange requests.
■	Exchanges into Goldman Sachs Funds that are closed to new investors may be restricted.
■	Exchanges into a Fund from another Goldman Sachs Fund may be subject to any redemption fee imposed by the other Goldman Sachs Fund.

For federal income tax purposes, an exchange from one Goldman Sachs Fund to another is treated as a redemption of the shares surrendered in the exchange, on which you may be subject to tax, followed by a purchase of shares received in the exchange. You should consult your tax adviser concerning the tax consequences of an exchange.

What Types of Reports Will I Be Sent Regarding Investments In Institutional Shares?
You will be provided with a printed confirmation of each transaction in your account and a monthly statement. If your account is held in a “street name” you may receive your statements and confirmations on a different schedule. You will also receive an annual shareholder report containing audited financial statements and a semi-annual shareholder report. If you have consented to the delivery of a single copy of shareholder reports, prospectuses and other information to all shareholders who share the same mailing address with your account, you may revoke your consent at any time by contacting Goldman Sachs Funds by phone at 1-800-621-2550 or by mail at Goldman Sachs Funds, P.O. Box 06050, Chicago, IL 60606-6306. The Funds will begin sending individual copies to you within 30 days after receipt of your revocation.

In addition, institutions and other financial intermediaries will be responsible for providing any communications from the Funds to their respective shareholders, including but not limited to prospectuses, prospectus supplements, proxy materials and notices regarding the sources of dividend payments pursuant to Section 19 of the Investment Company Act.

RESTRICTIONS ON EXCESSIVE TRADING PRACTICES

Policies and Procedures on Excessive Trading Practices. In accordance with the policy adopted by the Board of Trustees, the Trust discourages frequent purchases and redemptions of Fund shares and does not permit market timing or other excessive trading practices. Purchases and exchanges should be made with a view to longer-term investment purposes only that are consistent with the investment policies and practices of the respective Funds. Excessive, short-term (market timing) trading practices may disrupt portfolio management strategies, increase brokerage and administrative costs, harm fund performance and result in dilution in the value of Fund shares held by longer-term shareholders. The Trust and Goldman Sachs reserve the right to reject or restrict purchase or exchange requests from any investor. The Trust and Goldman Sachs will not be liable for any loss resulting from rejected purchase or exchange orders. To minimize harm to the Trust and its shareholders (or Goldman Sachs), the Trust (or Goldman Sachs) will exercise this right if, in the Trust’s (or Goldman Sachs’) judgment, an investor has a history of excessive trading or if an investor’s trading, in the judgment of the Trust (or Goldman Sachs), has been or may be disruptive to a Fund. In making this judgment, trades executed in multiple accounts under common ownership or control may be considered together to the extent they can be identified. No waivers of the provisions of the policy established to detect and deter market timing and other excessive trading activity are

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permitted that would harm the Trust or its shareholders or would subordinate the interests of the Trust or its shareholders to those of Goldman Sachs or any affiliated person or associated person of Goldman Sachs.

To deter excessive shareholder trading, the Structured International Equity Fund, certain other International Equity Funds and certain Fixed Income Funds (which are offered in separate prospectuses) impose a redemption fee on redemptions made within 30 calendar days of purchase (60 calendar days of purchase with respect to Goldman Sachs High Yield Fund and High Yield Municipal Fund) subject to certain exceptions. See “Shareholder Guide—How to Sell Shares—What Do I Need To Know About The Redemption Fee?” for more information about the redemption fee, including transactions and certain omnibus accounts to which the redemption fee does not apply. As a further deterrent to excessive trading, many foreign equity securities held by the Structured International Equity Fund are priced by an independent pricing service using fair valuation. For more information on fair valuation, please see “Shareholder Guide—How to Buy Shares—How are Shares Priced?”

Pursuant to the policy adopted by the Board of Trustees of the Trust, Goldman Sachs has developed criteria that it uses to identify trading activity that may be excessive. Goldman Sachs reviews on a regular, periodic basis available information relating to the trading activity in the Funds in order to assess the likelihood that a Fund may be the target of excessive trading. As part of its excessive trading surveillance process, Goldman Sachs, on a periodic basis, examines transactions that exceed certain monetary thresholds or numerical limits within a period of time. Consistent with the standards described above, if, in its judgment, Goldman Sachs detects excessive, short term trading, Goldman Sachs may reject or restrict a purchase or exchange request and may further seek to close an investor’s account with a Fund. Goldman Sachs may modify its surveillance procedures and criteria from time to time without prior notice regarding the detection of excessive trading or to address specific circumstances. Goldman Sachs will apply the criteria in a manner that, in Goldman Sachs’ judgment, will be uniform.

Fund shares may be held through omnibus arrangements maintained by intermediaries such as broker-dealers, investment advisers, transfer agents, administrators and insurance companies. In addition, Fund shares may be held in omnibus 401(k) plans, employee benefit plans and other group accounts. Omnibus accounts include multiple investors and such accounts typically provide the Funds with a net purchase or redemption request on any given day where the purchase and redemption of Fund shares by the investors are netted against one another. The identity of individual investors whose purchase and redemption orders are aggregated are not known by the Funds. A number of these financial intermediaries may not have the capability or may not be willing to apply the Funds’ market timing policies or any applicable redemption fee. While Goldman Sachs may monitor share turnover at the omnibus account level, a Fund’s ability to monitor and detect market timing by shareholders or apply any applicable redemption fee in these omnibus accounts is limited. The netting effect makes it more difficult to identify, locate and eliminate market timing activities. In addition, those investors who engage in market timing and other excessive trading activities may employ a variety of techniques to avoid detection. There can be no assurance that the Funds and Goldman Sachs will be able to identify all those who trade excessively or employ a market timing strategy, and curtail their trading in every instance.

Taxation

As with any investment, you should consider how your investment in the Funds will be taxed. The tax information below is provided as general information. More tax information is available in the Additional Statement. You should consult your tax adviser about the federal, state, local or foreign tax consequences of your investment in the Funds.

Unless your investment is through an IRA or other tax-advantaged account, you should consider the possible tax consequences of Fund distributions and the sale of your Fund shares.

DISTRIBUTIONS

Each Fund contemplates declaring as dividends each year all or substantially all of its taxable income. Distributions you receive from the Funds are generally subject to federal income tax, and may also be subject to state or local taxes. This is true whether you reinvest your distributions in additional Fund shares or receive them in cash. For federal tax purposes, Fund distributions attributable to short-term capital gains and net investment income are generally taxable to you as ordinary income, while distributions attributable to long-term capital gains are taxable as long-term capital gains, no matter how long you have owned your Fund shares.

Under current provisions of the Internal Revenue Code (the “Code”), the maximum long-term capital gain tax rate applicable to individuals, estates, and trusts is 15%. Also, Fund distributions to noncorporate shareholders attributable to dividends received by the Funds from U.S. and certain qualified foreign corporations will generally be taxed at the long-term capital gain rate, as long as certain other requirements are met. The amount of a Fund’s distributions that qualify for this favorable tax treatment may be reduced as a result of a Fund’s securities lending activities, by a high portfolio turnover rate or by investments in debt securities or “non-qualified” foreign corporations. For these lower rates to apply, the non-corporate shareholder must own the relevant Fund shares for at least 61 days during the 121-day period beginning 60 days before the Fund’s ex-dividend date.

A sunset provision provides that the 15% long-term capital gain rate and the taxation of dividends at the long-term capital gain rate will revert back to a prior version of these provisions in the Code for taxable years beginning after December 31, 2010.

Although distributions are generally treated as taxable to you in the year they are paid, distributions declared in October, November or December but paid in January are taxable as if they were paid in December. A percentage of the Funds’ dividends paid to corporate shareholders may be eligible for the corporate dividends-received deduction. This percentage may, however, be reduced as a result of a Fund’s securities lending activities, by a high portfolio turnover rate, or by investments in debt securities or foreign corporations. It is also not anticipated that any significant percentage of dividends paid by the Structured International Equity Fund will be eligible for the dividends-received deduction. Character and tax status of all distributions will be available to shareholders after the close of each calendar year.

Each Fund may be subject to foreign withholding or other foreign taxes on income or gain from certain foreign securities. In general, each Fund may deduct these taxes in computing its taxable income. Rather than deducting these foreign taxes, the Structured International Equity Fund may make an election to treat a proportionate amount of those taxes as constituting a distribution to each shareholder, which would allow you either (i) to credit that proportionate amount of taxes against U.S. Federal income tax liability as a foreign tax credit or (ii) to take that amount as an itemized deduction.

If you buy shares of a Fund before it makes a distribution, the distribution will be taxable to you even though it may actually be a return of a portion of your investment. This is known as “buying a dividend.”

SALES AND EXCHANGES

Your sale of Fund shares is a taxable transaction for federal income tax purposes, and may also be subject to state and local taxes. For tax purposes, the exchange of your Fund shares for shares of a different Goldman Sachs Fund is the same as a sale. When you sell your shares, you will generally recognize a capital gain or loss in an amount equal to the difference between your adjusted tax basis in the shares and the amount received. Generally, this gain or loss is long-term or short-term depending on whether your holding period exceeds twelve months, except that any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares. Additionally, any loss realized on a sale, exchange or redemption of shares of a Fund may be disallowed under “wash sale” rules to the extent the shares disposed of are replaced with other shares of that Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of that Fund. If disallowed, the loss will be reflected in an adjustment to the basis of the shares acquired.

TAXATION

OTHER INFORMATION

When you open your account, you should provide your Social Security Number or tax identification number on your Account Application. By law, each Fund must withhold 28% of your taxable distributions and any redemption proceeds if you do not provide your correct taxpayer identification number, or certify that it is correct, or if the IRS instructs the Fund to do so.

Non-U.S. investors may be subject to U.S. withholding and estate tax. However, withholding is generally not required on properly designated distributions of long-term capital gains and of short-term capital gains and qualified interest income paid to non-U.S. investors before August 31, 2008. Although this designation will be made for capital gain distributions, the Funds do not anticipate making any qualified interest income designations. Therefore, all distributions of interest income will be subject to withholding when paid to non-U.S. investors. More information about U.S. taxation of non-U.S. investors is included in the Additional Statement.

Appendix A Additional Information on Portfolio Risks, Securities and Techniques

A. General Portfolio Risks

The Funds will be subject to the risks associated with equity investments. “Equity investments” may include common stocks, preferred stocks, interests in real estate investment trusts, convertible debt obligations, convertible preferred stocks, equity interests in trusts, partnerships, joint ventures, limited liability companies and similar enterprises, warrants, stock purchase rights and synthetic and derivative instruments (such as swaps and futures contracts) that have economic characteristics similar to equity securities. In general, the values of equity investments fluctuate in response to the activities of individual companies and in response to general market and economic conditions. Accordingly, the values of the equity investments that a Fund holds may decline over short or extended periods. The stock markets tend to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. This volatility means that the value of your investment in the Funds may increase or decrease. In recent years, certain stock markets have experienced substantial price volatility.

To the extent that a Fund invests in fixed-income securities, that Fund will also be subject to the risks associated with its fixed-income securities. These risks include interest rate risk, credit risk and call/extension risk. In general, interest rate risk involves the risk that when interest rates decline, the market value of fixed-income securities tends to increase. Conversely, when interest rates increase, the market value of fixed-income securities tends to decline. Credit risk involves the risk that an issuer or guarantor could default on its obligations, and a Fund will not recover its investment. Call risk and extension risk are normally present when the borrower has the option to prepay its obligations.

The Investment Adviser will not consider the portfolio turnover rate a limiting factor in making investment decisions for a Fund. A high rate of portfolio turnover (100% or more) involves correspondingly greater expenses which must be borne by a Fund and its shareholders, and is also likely to result in higher short-term capital gains taxable to shareholders. The portfolio turnover rate is calculated by dividing the lesser of the dollar amount of sales or purchases of portfolio securities by the average monthly value of a Fund’s portfolio securities, excluding securities having a maturity at the date of purchase of one year or less. See “Financial Highlights” in Appendix B for a statement of the Funds’ historical portfolio turnover rates.

APPENDIX A

The following sections provide further information on certain types of securities and investment techniques that may be used by the Funds, including their associated risks. Additional information is provided in the Additional Statement, which is available upon request. Among other things, the Additional Statement describes certain fundamental investment restrictions that cannot be changed without shareholder approval. You should note, however, that all investment objectives and all investment policies not specifically designated as fundamental are non-fundamental, and may be changed without shareholder approval. If there is a change in a Fund’s investment objective, you should consider whether that Fund remains an appropriate investment in light of your then current financial position and needs.

B. Other Portfolio Risks

Risks of Investing in Small Capitalization and Mid-Capitalization Companies. Each Fund may, to the extent consistent with its investment policies, invest in small and mid-capitalization companies. Investments in small and mid-capitalization companies involve greater risk and portfolio price volatility than investments in larger capitalization stocks. Among the reasons for the greater price volatility of these investments are the less certain growth prospects of smaller firms and the lower degree of liquidity in the markets for such securities. Small and mid-capitalization companies may be thinly traded and may have to be sold at a discount from current market prices or in small lots over an extended period of time. In addition, these securities are subject to the risk that during certain periods the liquidity of particular issuers or industries, or all securities in particular investment categories, will shrink or disappear suddenly and without warning as a result of adverse economic or market conditions, or adverse investor perceptions whether or not accurate. Because of the lack of sufficient market liquidity, a Fund may incur losses because it will be required to effect sales at a disadvantageous time and only then at a substantial drop in price. Small and mid-capitalization companies include “unseasoned” issuers that do not have an established financial history; often have limited product lines, markets or financial resources; may depend on or use a few key personnel for management; and may be susceptible to losses and risks of bankruptcy. Small and mid-capitalization companies may be operating at a loss or have significant variations in operating results; may be engaged in a rapidly changing business with products subject to a substantial risk of obsolescence; may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position; and may have substantial borrowings or may otherwise have a weak financial condition. In addition, these companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing, and other capabilities, and a larger number of qualified managerial and technical personnel. Transaction costs for these investments are often higher than those of larger capitalization companies. Investments in small and mid-capitalization companies may be more difficult to price precisely than other types of securities because of their characteristics and lower trading volumes.

Risks of Foreign Investments. The Funds may make foreign investments. Foreign investments involve special risks that are not typically associated with U.S. dollar denominated or quoted securities of U.S. issuers. Foreign investments may be affected by changes in currency rates, changes in foreign or U.S. laws or restrictions applicable to such investments and changes in exchange control regulations (e.g., currency blockage). A decline in the exchange rate of the currency (i.e., weakening of the currency against the U.S. dollar) in which a portfolio security is quoted or denominated relative to the U.S. dollar would reduce the value of the portfolio security. In addition, if the currency in which a Fund receives dividends, interest or other payments declines in value against the U.S. dollar before such income is distributed as dividends to shareholders or converted to U.S. dollars, the Fund may have to sell portfolio securities to obtain sufficient cash to pay such dividends.

Brokerage commissions, custodial services and other costs relating to investment in international securities markets generally are more expensive than in the United States. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures have been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. issuers. There may be less publicly available information about a foreign issuer than about a U.S. issuer. In addition, there is generally less government regulation of foreign markets, companies and securities dealers than in the United States, and the legal remedies for investors may be more limited than the remedies available in the United States. Foreign securities markets may have substantially less volume than U.S. securities markets and securities of many foreign issuers are less liquid and more volatile than securities of comparable domestic issuers. Furthermore, with respect to certain foreign countries, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding or other taxes on dividend or interest payments (or, in some cases, capital gains distributions), limitations on the removal of funds or other assets from such countries, and risks of political or social instability or diplomatic developments which could adversely affect investments in those countries.

APPENDIX A

Concentration of a Fund’s assets in one or a few countries and currencies will subject a Fund to greater risks than if a Fund’s assets were not geographically concentrated.

Investment in sovereign debt obligations by a Fund involves risks not present in debt obligations of corporate issuers. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due in accordance with the terms of such debt, and a Fund may have limited recourse to compel payment in the event of a default. Periods of economic uncertainty may result in the volatility of market prices of sovereign debt, and in turn a Fund’s NAV, to a greater extent than the volatility inherent in debt obligations of U.S. issuers.

A sovereign debtor’s willingness or ability to repay principal and pay interest in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign currency reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor’s policy toward international lenders, and the political constraints to which a sovereign debtor may be subject.

Investments in foreign securities may take the form of sponsored and unsponsored American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”), European Depositary Receipts (“EDRs”) or other similar instruments representing securities of foreign issuers. ADRs, GDRs and EDRs represent the right to receive securities of foreign issuers deposited in a bank or other depository. ADRs and certain GDRs are traded in the United States. GDRs may be traded in either the United States or in foreign markets. EDRs are traded primarily outside the United States. Prices of ADRs are quoted in U.S. dollars. EDRs and GDRs are not necessarily quoted in the same currency as the underlying security.

Risks of Euro. On January 1, 1999, the European Economic and Monetary Union (EMU) introduced a new single currency called the euro. The euro has replaced the national currencies of the following member countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, and Spain. Beginning January 1, 2007, the euro will become the currency of Slovenia. In addition, Cyprus, the Czech Republic, Estonia, Hungary, Latvia, Lithuania, Malta, Poland, and Slovakia became members of the EMU on May 1, 2004 and Romania and Bulgaria will become members of the EMU on January 1, 2007, but these countries will not adopt the euro as their new currency until they can show that their economies have converged with the economies of the euro zone.

The European Central Bank has control over each country’s monetary policies. Therefore, the member countries no longer control their own monetary policies by directing independent interest rates for their currencies. The national governments of the participating countries, however, have retained the authority to set tax and spending policies and public debt levels.

The change to the euro as a single currency is relatively new and untested. The elimination of currency risk among EMU countries has affected the economic environment and behavior of investors, particularly in European markets, but the long-term impact of those changes on currency values or on the business or financial condition of European countries and issuers cannot be fully assessed at this time. In addition, the introduction of the euro presents other unique uncertainties, including the fluctuation of the euro relative to non-euro currencies; whether the interest rate, tax and labor regimes of European countries participating in the euro will converge over time; and whether the conversion of the currencies of other countries that now are or may in the future become members of the European Union (“EU”) will have an impact on the euro. Also, it is possible that the euro could be abandoned in the future by countries that have already adopted its use. In May and June 2005, voters in France and the Netherlands rejected ratification of the EU Constitution causing some other countries to postpone moves toward ratification. These or other events, including political and economic developments, could cause market disruptions, and could adversely affect the value of securities held by the Funds. Because of the number of countries using this single currency, a significant portion of the assets held by the Funds may be denominated in the euro.

Risks of Emerging Countries. The Structured International Equity Fund may invest in securities of issuers located in emerging countries. The risks of foreign investment are heightened when the issuer is located in an emerging country. Emerging countries are generally located in the Asia and Pacific regions, Eastern Europe, Latin and South America and Africa. The Fund’s purchase and sale of portfolio securities in certain emerging countries may be constrained by limitations relating to daily changes in the prices of listed securities, periodic trading or settlement volume and/or limitations on aggregate holdings of foreign investors. Such limitations may be computed based on the aggregate trading volume by or holdings of the Fund, the Investment Adviser, its affiliates and their respective clients and other service providers. The Fund may not be able to sell securities in circumstances where price, trading or settlement volume limitations have been reached.

Foreign investment in the securities markets of certain emerging countries is restricted or controlled to varying degrees which may limit investment in such countries or increase the administrative costs of such investments. For example, certain Asian countries require governmental approval prior to investments by foreign persons or limit investment by foreign persons to only a specified percentage of an

APPENDIX A

issuer’s outstanding securities or a specific class of securities which may have less advantageous terms (including price) than securities of the issuer available for purchase by nationals. In addition, certain countries may restrict or prohibit investment opportunities in issuers or industries deemed important to national interests. Such restrictions may affect the market price, liquidity and rights of securities that may be purchased by the Fund. The repatriation of both investment income and capital from certain emerging countries is subject to restrictions such as the need for governmental consents. In situations where a country restricts direct investment in securities (which may occur in certain Asian and other countries), the Fund may invest in such countries through other investment funds in such countries.

Many emerging countries have experienced currency devaluations and substantial (and, in some cases, extremely high) rates of inflation. Other emerging countries have experienced economic recessions. These circumstances have had a negative effect on the economies and securities markets of such emerging countries. Economies in emerging countries generally are dependent heavily upon commodity prices and international trade and, accordingly, have been and may continue to be affected adversely by the economies of their trading partners, trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade.

Many emerging countries are subject to a substantial degree of economic, political and social instability. Governments of some emerging countries are authoritarian in nature or have been installed or removed as a result of military coups, while governments in other emerging countries have periodically used force to suppress civil dissent. Disparities of wealth, the pace and success of democratization, and ethnic, religious and racial disaffection, among other factors, have also led to social unrest, violence and/or labor unrest in some emerging countries. Unanticipated political or social developments may result in sudden and significant investment losses. Investing in emerging countries involves greater risk of loss due to expropriation, nationalization, confiscation of assets and property or the imposition of restrictions on foreign investments and on repatriation of capital invested. As an example, in the past some Eastern European governments have expropriated substantial amounts of private property, and many claims of the property owners have never been fully settled. There is no assurance that similar expropriations will not recur in Eastern European or other countries.

The Structured International Equity Fund’s investment in emerging countries may also be subject to withholding or other taxes, which may be significant and may reduce the return from an investment in such countries to the Fund.

Settlement procedures in emerging countries are frequently less developed and reliable than those in the United States and may involve the Fund’s delivery of securities before receipt of payment for their sale. In addition, significant delays may occur in certain markets in registering the transfer of securities. Settlement or registration problems may make it more difficult for the Fund to value its portfolio securities and could cause the Fund to miss attractive investment opportunities, to have a portion of its assets uninvested or to incur losses due to the failure of a counterparty to pay for securities the Fund has delivered or the Fund’s inability to complete its contractual obligations because of theft or other reasons.

The creditworthiness of the local securities firms used by a Fund in emerging countries may not be as sound as the creditworthiness of firms used in more developed countries. As a result, the Fund may be subject to a greater risk of loss if a securities firm defaults in the performance of its responsibilities.

The small size and inexperience of the securities markets in certain emerging countries and the limited volume of trading in securities in those countries may make the Fund’s investments in such countries less liquid and more volatile than investments in countries with more developed securities markets (such as the United States, Japan and most Western European countries). The Fund’s investments in emerging countries are subject to the risk that the liquidity of a particular investment, or investments generally, in such countries will shrink or disappear suddenly and without warning as a result of adverse economic, market or political conditions or adverse investor perceptions, whether or not accurate. Because of the lack of sufficient market liquidity, the Fund may incur losses because it will be required to effect sales at a disadvantageous time and only then at a substantial drop in price. Investments in emerging countries may be more difficult to price precisely because of the characteristics discussed above and lower trading volumes.

The Fund’s use of foreign currency management techniques in emerging countries may be limited. The Investment Adviser anticipates that a significant portion of the Funds’ currency exposure in emerging countries may not be covered by these techniques.

Risks of Derivative Investments. A Fund’s transactions, if any, in options, futures, options on futures, swaps, structured securities and foreign currency transactions involve additional risk of loss. Loss can result from a lack of correlation between changes in the value of derivative instruments and the portfolio assets (if any) being hedged, the potential illiquidity of the markets for derivative instruments, the failure of the counterparty to perform its contractual obligations, or the risks arising from margin requirements and related leverage factors associated with such transactions. The use of these management techniques also involves the risk of loss if the Investment Adviser is incorrect in its expectation of fluctuations in securities prices, interest rates or currency prices or credit events. Each Fund may also invest

APPENDIX A

in derivative investments for non-hedging purposes (that is, to seek to increase total return). Investing for non-hedging purposes is considered a speculative practice and presents even greater risk of loss.

Risks of Illiquid Securities. Each Fund may invest up to 15% of its net assets in illiquid securities which cannot be disposed of in seven days in the ordinary course of business at fair value. Illiquid securities include:

■	Both domestic and foreign securities that are not readily marketable
■	Certain stripped mortgage-backed securities
■	Repurchase agreements and time deposits with a notice or demand period of more than seven days
■	Certain over-the-counter options
■	Certain structured securities and swap transactions
■	Certain restricted securities, unless it is determined, based upon a review of the trading markets for a specific restricted security, that such restricted security is liquid because it is so-called “4(2) commercial paper” or is otherwise eligible for resale pursuant to Rule 144A under the Securities Act of 1933 (“144A Securities”).

Investing in 144A Securities may decrease the liquidity of a Fund’s portfolio to the extent that qualified institutional buyers become for a time uninterested in purchasing these restricted securities. The purchase price and subsequent valuation of restricted and illiquid securities normally reflect a discount, which may be significant, from the market price of comparable securities for which a liquid market exists.

Credit/Default Risks. Debt securities purchased by the Funds may include securities (including zero coupon bonds) issued by the U.S. government (and its agencies, instrumentalities and sponsored enterprises), foreign governments, domestic and foreign corporations, banks and other issuers. Some of these fixed-income securities are described in the next section below. Further information is provided in the Additional Statement.

Debt securities rated BBB or higher by Standard & Poor’s Rating Group (“Standard & Poor’s”), Baa or higher by Moody’s Investors Service, Inc. (“Moody’s”) or having a comparable rating by another NRSRO are considered “investment grade.” Securities rated BBB or Baa are considered medium-grade obligations with speculative characteristics, and adverse economic conditions or changing circumstances may weaken their issuers’ capacity to pay interest and repay principal. A security will be deemed to have met a rating requirement if it receives the minimum required rating from at least one such rating organization even though it has been rated below the minimum rating by one or more other rating organizations, or if unrated by such rating organizations, the security is determined by the Investment Adviser to be of comparable credit quality. A security satisfies a Fund’s minimum rating requirement regardless of its relative ranking (for example, plus or minus) within a designated major rating category (for example, BBB or Baa). If a security satisfies a Fund’s minimum rating requirement at the time of purchase and is subsequently downgraded below that rating, the Fund will not be required to dispose of the security. If a downgrade occurs, the Investment Adviser will consider what action, including the sale of the security, is in the best interest of a Fund and its shareholders.

Temporary Investment Risks. Each Fund may, for temporary defensive purposes, invest a certain percentage of its total assets in:

■	U.S. government securities
■	Commercial paper rated at least A-2 by Standard & Poor’s, P-2 by Moody’s or having a comparable rating by another NRSRO
■	Certificates of deposit
■	Bankers’ acceptances
■	Repurchase agreements
■	Non-convertible preferred stocks and non-convertible corporate bonds with a remaining maturity of less than one year

When a Fund’s assets are invested in such instruments, the Fund may not be achieving its investment objective.

C. Portfolio Securities and Techniques

This section provides further information on certain types of securities and investment techniques that may be used by the Funds, including their associated risks.

The Funds may purchase other types of securities or instruments similar to those described in this section if otherwise consistent with the Fund’s investment objectives and policies. Further information is provided in the Additional Statement, which is available upon request.

Convertible Securities. Each Fund may invest in convertible securities. Convertible securities are preferred stock or debt obligations that are convertible into common stock. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. Convertible securities in which a Fund invests are subject to the same rating criteria as its other investments in fixed-income securities. Convertible securities have both equity and fixed-income risk characteristics. Like all fixed-income securities, the value of convertible securities is susceptible to the risk of market losses attributable to changes in interest rates. Generally, the market value of convertible securities tends to decline as interest

APPENDIX A

rates increase and, conversely, to increase as interest rates decline. However, when the market price of the common stock underlying a convertible security exceeds the conversion price of the convertible security, the convertible security tends to reflect the market price of the underlying common stock. As the market price of the underlying common stock declines, the convertible security, like a fixed-income security, tends to trade increasingly on a yield basis, and thus may not decline in price to the same extent as the underlying common stock.

Foreign Currency Transactions. A Fund may, to the extent consistent with its investment policies, purchase or sell foreign currencies on a cash basis or through forward contracts. A forward contract involves an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract. A Fund may engage in foreign currency transactions for hedging purposes and to seek to protect against anticipated changes in future foreign currency exchange rates. In addition, the Structured International Equity Fund may enter into such transactions to seek to increase total return, which is considered a speculative practice. The Structured International Equity Fund may also enter into foreign currency transactions to seek a closer correlation between the Fund’s overall currency exposures and the currency exposures of the Fund’s performance benchmark.

The Funds may also engage in cross-hedging by using forward contracts in a currency different from that in which the hedged security is denominated or quoted. A Fund may hold foreign currency received in connection with investments in foreign securities when, in the judgment of the Investment Adviser, it would be beneficial to convert such currency into U.S. dollars at a later date (e.g., the Investment Adviser may anticipate the foreign currency to appreciate against the U.S. dollar).

Currency exchange rates may fluctuate significantly over short periods of time, causing, along with other factors, a Fund’s NAV to fluctuate (when the Fund’s NAV fluctuates, the value of your shares may go up or down). Currency exchange rates also can be affected unpredictably by the intervention of U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad.

The market in forward foreign currency exchange contracts, currency swaps and other privately negotiated currency instruments offers less protection against defaults by the other party to such instruments than is available for currency instruments traded on an exchange. Such contracts are subject to the risk that the counterparty to the contract will default on its obligations. Since these contracts are not guaranteed by an exchange or clearinghouse, a default on a contract would deprive a Fund of unrealized profits, transaction costs or the benefits of a currency hedge or could force the Fund to cover its purchase or sale commitments, if any, at the current market price.

Structured Securities. Each Fund may invest in structured securities. Structured securities are securities whose value is determined by reference to changes in the value of specific currencies, interest rates, commodities, indices or other financial indicators (the “Reference”) or the relative change in two or more References.

The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased depending upon changes in the applicable Reference. Structured securities may be positively or negatively indexed, so that appreciation of the Reference may produce an increase or decrease in the interest rate or value of the security at maturity. In addition, changes in the interest rates or the value of the security at maturity may be a multiple of changes in the value of the Reference. Consequently, structured securities may present a greater degree of market risk than many types of securities and may be more volatile, less liquid and more difficult to price accurately than less complex securities.

REITs. Each Fund may invest in REITs. REITs are pooled investment vehicles that invest primarily in either real estate or real estate related loans. The value of a REIT is affected by changes in the value of the properties owned by the REIT or securing mortgage loans held by the REIT. REITs are dependent upon the ability of the REITs’ managers, and are subject to heavy cash flow dependency, default by borrowers and the qualification of the REITs under applicable regulatory requirements for favorable income tax treatment. REITs are also subject to risks generally associated with investments in real estate including possible declines in the value of real estate, general and local economic conditions, environmental problems and changes in interest rates. To the extent that assets underlying a REIT are concentrated geographically, by property type or in certain other respects, these risks may be heightened. A Fund will indirectly bear its proportionate share of any expenses, including management fees, paid by a REIT in which it invests.

Options on Securities, Securities Indices and Foreign Currencies. A put option gives the purchaser of the option the right to sell, and the writer (seller) of the option the obligation to buy, the underlying instrument during the option period. A call option gives the purchaser of the option the right to buy, and the writer (seller) of the option the obligation to sell, the underlying instrument during the option period. Each Fund may write (sell) covered call and put options and purchase put and call options on any securities in which the Fund may invest or on any securities index consisting of securities in which it may invest. A Fund may also, to the extent consistent with its investment policies, purchase and sell (write) put and call options on foreign currencies.

APPENDIX A

The writing and purchase of options is a highly specialized activity which involves special investment risks. Options may be used for either hedging or cross-hedging purposes, or to seek to increase total return (which is considered a speculative activity). The successful use of options depends in part on the ability of the Investment Adviser to manage future price fluctuations and the degree of correlation between the options and securities (or currency) markets. If the Investment Adviser is incorrect in its expectation of changes in market prices or determination of the correlation between the instruments or indices on which options are written and purchased and the instruments in a Fund’s investment portfolio, the Fund may incur losses that it would not otherwise incur. The use of options can also increase a Fund’s transaction costs. Options written or purchased by the Funds may be traded on U.S. exchanges or (in the case of the Structured International Equity Fund) foreign exchanges or over-the-counter. Foreign and over-the-counter options will present greater possibility of loss because of their greater illiquidity and credit risks.

Futures Contracts and Options on Futures Contracts. Futures contracts are standardized, exchange-traded contracts that provide for the sale or purchase of a specified financial instrument or currency at a future time at a specified price. An option on a futures contract gives the purchaser the right (and the writer of the option the obligation) to assume a position in a futures contract at a specified exercise price within a specified period of time. A futures contract may be based on a particular securities index. The Structured International Equity Fund may also purchase and sell futures contracts based on various securities, foreign currencies and other financial instruments and indices. The Funds may engage in futures transactions on U.S. exchanges and the Structured International Equity Fund may engage in transactions on foreign exchanges.

Each Fund may purchase and sell futures contracts, and purchase and write call and put options on futures contracts, in order to seek to increase total return or to hedge against changes in securities prices or, to the extent a Fund invests in foreign securities, currency exchange rates. Each Fund may also enter into closing purchase and sale transactions with respect to such contracts and options. The Trust, on behalf of each Fund, has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act, and therefore is not subject to registration or regulation as a pool operator under that Act with respect to the Funds.

Futures contracts and related options present the following risks:

■	While a Fund may benefit from the use of futures and options on futures, unanticipated changes in securities prices or currency exchange rates may result in poorer overall performance than if the Fund had not entered into any futures contracts or options transactions.
■	Because perfect correlation between a futures position and a portfolio position that is intended to be protected is impossible to achieve, the desired protection may not be obtained and a Fund may be exposed to additional risk of loss.
■	The loss incurred by a Fund in entering into futures contracts and in writing call options on futures is potentially unlimited and may exceed the amount of the premium received.
■	Futures markets are highly volatile and the use of futures may increase the volatility of a Fund’s NAV.
■	As a result of the low margin deposits normally required in futures trading, a relatively small price movement in a futures contract may result in substantial losses to a Fund.
■	Futures contracts and options on futures may be illiquid, and exchanges may limit fluctuations in futures contract prices during a single day.
■	Foreign exchanges may not provide the same protection as U.S. exchanges.

As an investment company registered with the SEC, a Fund must “set aside” (often referred to as “asset segregation”) liquid assets, or engage in other SEC- or staff-approved measures to “cover” open positions with respect to its transactions in futures contracts. In the case of futures contracts that do not cash settle, for example, a Fund must set aside liquid assets equal to the full notional value of the futures contracts while the positions are open. With respect to futures contracts that do cash settle, however, a Fund is permitted to set aside liquid assets in an amount equal to the Fund’s daily marked-to-market net obligations (i.e., the Fund’s daily net liability) under the futures contracts, if any, rather than their full notional value. Each Fund reserves the right to modify its asset segregation policies in the future to comply with any changes in the positions from time to time articulated by the SEC or its staff regarding asset segregation. By setting aside assets equal to only its net obligations under cash-settled futures contracts, a Fund will have the ability to employ leverage to a greater extent than if the Fund were required to segregate assets equal to the full notional amount of the futures contracts.

Equity Swaps. Each Fund may invest in equity swaps. Equity swaps allow the parties to a swap agreement to exchange the dividend income or other components of return on an equity investment (for example, a group of equity securities or an index) for a component of return on another non-equity or equity investment.

An equity swap may be used by a Fund to invest in a market without owning or taking physical custody of securities in circumstances in which direct investment may be restricted for legal reasons or is otherwise deemed impractical or disadvantageous. Equity swaps are derivatives and their value can be very volatile.

APPENDIX A

To the extent that the Investment Adviser does not accurately analyze and predict the potential relative fluctuation of the components swapped with another party, a Fund may suffer a loss, which may be substantial. The value of some components of an equity swap (such as the dividends on a common stock) may also be sensitive to changes in interest rates. Furthermore, a Fund may suffer a loss if the counterparty defaults. Because equity swaps are normally illiquid, a Fund may be unable to terminate its obligations when desired.

When-Issued Securities and Forward Commitments. Each Fund may purchase when-issued securities and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. When-issued securities are securities that have been authorized, but not yet issued. When-issued securities are purchased in order to secure what is considered to be an advantageous price or yield to the Fund at the time of entering into the transaction. A forward commitment involves the entering into a contract to purchase or sell securities for a fixed price at a future date beyond the customary settlement period.

The purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines before the settlement date. Conversely, the sale of securities on a forward commitment basis involves the risk that the value of the securities sold may increase before the settlement date. Although a Fund will generally purchase securities on a when-issued or forward commitment basis with the intention of acquiring the securities for its portfolio, a Fund may dispose of when-issued securities or forward commitments prior to settlement if the Investment Adviser deems it appropriate.

Repurchase Agreements. Repurchase agreements involve the purchase of securities subject to the seller’s agreement to repurchase them at a mutually agreed upon date and price. Each Fund may enter into repurchase agreements with securities dealers and banks which furnish collateral at least equal in value or market price to the amount of their repurchase obligation.

If the other party or “seller” defaults, a Fund might suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral held by the Fund are less than the repurchase price and the Fund’s costs associated with delay and enforcement of the repurchase agreement. In addition, in the event of bankruptcy of the seller, a Fund could suffer additional losses if a court determines that the Fund’s interest in the collateral is not enforceable.

Certain Funds, together with other registered investment companies having advisory agreements with the Investment Adviser or any of its affiliates, may transfer uninvested cash balances into a single joint account, the daily aggregate balance of which will be invested in one or more repurchase agreements.

Lending of Portfolio Securities. Each Fund may engage in securities lending. Securities lending involves the lending of securities owned by a Fund to financial institutions such as certain broker-dealers including, as permitted by the SEC, Goldman Sachs. The borrowers are required to secure their loans continuously with cash, cash equivalents, U.S. government securities or letters of credit in an amount at least equal to the market value of the securities loaned. Cash collateral may be invested by a Fund in short-term investments, including unregistered investment pools managed by the Investment Adviser or its affiliates and from which the Investment Adviser or its affiliates may receive fees. To the extent that cash collateral is so invested, such collateral will be subject to market depreciation or appreciation, and a Fund will be responsible for any loss that might result from its investment of the borrowers’ collateral. If the Investment Adviser determines to make securities loans, the value of the securities loaned may not exceed 33 1/3% of the value of the total assets of a Fund (including the loan collateral). Loan collateral (including any investment of the collateral) is not subject to the percentage limitations described elsewhere in this Prospectus regarding investments in fixed-income securities and cash equivalents.

A Fund may lend its securities to increase its income. A Fund may, however, experience delay in the recovery of its securities or incur a loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with the Fund or becomes insolvent.

Preferred Stock, Warrants and Rights. Each Fund may invest in preferred stock, warrants and rights. Preferred stocks are securities that represent an ownership interest providing the holder with claims on the issuer’s earnings and assets before common stock owners but after bond owners. Unlike debt securities, the obligations of an issuer of preferred stock, including dividend and other payment obligations, may not typically be accelerated by the holders of such preferred stock on the occurrence of an event of default or other non-compliance by the issuer of the preferred stock.

Warrants and other rights are options to buy a stated number of shares of common stock at a specified price at any time during the life of the warrant or right. The holders of warrants and rights have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

Other Investment Companies. Each Fund may invest in securities of other investment companies (including exchange-traded funds such as SPDRs and iSharesSM, as defined below) subject to statutory limitations prescribed by the Investment Company Act. These limitations include in certain circumstances a prohibition on any Fund acquiring more than 3% of the voting shares of any other investment company, and a prohibition on investing more than 5% of a Fund’s total

APPENDIX A

assets in securities of any one investment company or more than 10% of its total assets in securities of all investment companies. A Fund will indirectly bear its proportionate share of any management fees and other expenses paid by such other investment companies. Although the Funds do not expect to do so in the foreseeable future, each Fund is authorized to invest substantially all of its assets in a single open-end investment company or series thereof that has substantially the same investment objective, policies and fundamental restrictions as the Fund. Pursuant to an exemptive order obtained from the SEC, other investment companies in which a Fund may invest include money market funds which the Investment Adviser or any of its affiliates serves as investment adviser, administrator or distributor.

Exchange-traded funds such as SPDRs and iSharesSM are shares of unaffiliated investment companies which are traded like traditional equity securities on a national securities exchange or the NASDAQ® National Market System.

■	Standard & Poor’s Depositary Receipts™. The Funds may, consistent with their investment policies, purchase Standard & Poor’s Depositary Receipts™ (“SPDRs”). SPDRs are securities traded on an exchange that represent ownership in the SPDR Trust, a trust which has been established to accumulate and hold a portfolio of common stocks that is intended to track the price performance and dividend yield of the S&P 500®. SPDRs may be used for several reasons, including, but not limited to, facilitating the handling of cash flows or trading, or reducing transaction costs. The price movement of SPDRs may not perfectly parallel the price action of the S&P 500®.

■	iSharesSM. iShares are shares of an investment company that invests substantially all of its assets in securities included in specified indices, including the MSCI indices for various countries and regions. The market prices of iShares are expected to fluctuate in accordance with both changes in the NAVs of their underlying indices and supply and demand of iShares on an exchange. However, iShares have a limited operating history and information is lacking regarding the actual performance and trading liquidity of iShares for extended periods or over complete market cycles. In addition, there is no assurance that the requirements of the exchange necessary to maintain the listing of iShares will continue to be met or will remain unchanged. In the event substantial market or other disruptions affecting iShares occur in the future, the liquidity and value of a Fund’s shares could also be substantially and adversely affected. If such disruptions were to occur, a Fund could be required to reconsider the use of iShares as part of its investment strategy.

Unseasoned Companies. Each Fund may invest in companies which (together with their predecessors) have operated less than three years. The securities of such companies may have limited liquidity, which can result in their being priced higher or lower than might otherwise be the case. In addition, investments in unseasoned companies are more speculative and entail greater risk than do investments in companies with an established operating record.

Corporate Debt Obligations. Corporate debt obligations include bonds, notes, debentures, commercial paper and other obligations of corporations to pay interest and repay principal. Each Fund may invest in corporate debt obligations issued by U.S. and certain non-U.S. issuers which issue securities denominated in the U.S. dollar (including Yankee and Euro obligations). In addition to obligations of corporations, corporate debt obligations include securities issued by banks and other financial institutions and supranational entities (i.e., the World Bank, the International Monetary Fund, etc.).

Bank Obligations. Each Fund may invest in obligations issued or guaranteed by U.S. or foreign banks. Bank obligations, including without limitation, time deposits, bankers’ acceptances and certificates of deposit, may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific obligations or by government regulations. Banks are subject to extensive but different governmental regulations which may limit both the amount and types of loans which may be made and interest rates which may be charged. In addition, the profitability of the banking industry is largely dependent upon the availability and cost of funds for the purpose of financing lending operations under prevailing money market conditions. General economic conditions as well as exposure to credit losses arising from possible financial difficulties of borrowers play an important part in the operation of this industry.

U.S. Government Securities. Each Fund may invest in U.S. Government Securities. U.S. Government Securities include U.S. Treasury obligations and obligations issued or guaranteed by U.S. government agencies, instrumentalities or sponsored enterprises. U.S. Government Securities may be supported by (i) the full faith and credit of the U.S. Treasury; (ii) the right of the issuer to borrow from the U.S. Treasury; (iii) the discretionary authority of the U.S. government to purchase certain obligations of the issuer; or (iv) only the credit of the issuer. U.S. Government Securities also include Treasury receipts, zero coupon bonds and other stripped U.S. Government Securities, where the interest and principal components of stripped U.S. Government Securities are traded independently. U.S. Government Securities may also include Treasury inflation-protected securities whose principal value is periodically adjusted according to the rate of inflation.

Custodial Receipts and Trust Certificates. Each Fund may invest in custodial receipts and trust certificates representing interests in securities held by a custodian or trustee. The securities so held may include U.S. Government Securities or other

APPENDIX A

types of securities in which a Fund may invest. The custodial receipts or trust certificates may evidence ownership of future interest payments, principal payments or both on the underlying securities, or, in some cases, the payment obligation of a third party that has entered into an interest rate swap or other arrangement with the custodian or trustee. For certain securities laws purposes, custodial receipts and trust certificates may not be considered obligations of the U.S. government or other issuer of the securities held by the custodian or trustee. If for tax purposes a Fund is not considered to be the owner of the underlying securities held in the custodial or trust account, the Fund may suffer adverse tax consequences. As a holder of custodial receipts and trust certificates, a Fund will bear its proportionate share of the fees and expenses charged to the custodial account or trust. Each Fund may also invest in separately issued interests in custodial receipts and trust certificates.

Borrowings. Each Fund can borrow money from banks and other financial institutions in amounts not exceeding one-third of its total assets for temporary or emergency purposes. A Fund may not make additional investments if borrowings exceed 5% of its total assets.

Appendix B Financial Highlights

The financial highlights tables are intended to help you understand a Fund’s financial performance for the past five years (or less if the Fund has not been in operation for five years). Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in a Fund (assuming reinvestment of all dividends and distributions). The information has been audited by PricewaterhouseCoopers LLP, whose report, along with a Fund’s financial statements, is included in the Funds’ annual report (available upon request).

STRUCTURED LARGE CAP VALUE FUND

	Structured Large Cap Value Fund— Institutional Shares

	For the Years Ended August 31,

	2006	2005	2004	2003	2002

Net asset value, beginning of year	$12.69	$11.14	$9.47	$8.74	$10.31

Income (loss) from investment operations

Net investment income[a]	0.23	0.17	0.09	0.13	0.11

Net realized and unrealized gain (loss)	1.50	1.77	1.74	0.73	(1.57)

Total from investment operations	1.73	1.94	1.83	0.86	(1.46)

Distributions to shareholders

From net investment income	(0.18)	(0.14)	(0.16)	(0.13)	(0.11)

From net realized gains	(0.24)	(0.25)	—	—	—

Total distributions	(0.42)	(0.39)	(0.16)	(0.13)	(0.11)

Net asset value, end of year	$14.00	$12.69	$11.14	$9.47	$8.74

Total return[b]	13.92%	17.69%	19.41%	10.03%	(14.25)%

Net assets, end of year (in 000s)	$715,191	$384,875	$194,541	$145,059	$108,613

Ratio of net expenses to average net assets	0.59%	0.70%	0.70%	0.71%	0.71%

Ratio of net investment income to average net assets	1.69%	1.39%	1.36%	1.52%	1.15%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets	0.69%	0.74%	0.75%	0.82%	0.80%

Ratio of net investment income to average net assets	1.59%	1.35%	1.31%	1.41%	1.06%

Portfolio turnover rate	127%	132%	154%	102%	112%

See page 75 for all footnotes.

APPENDIX B

STRUCTURED U.S. EQUITY FUND

	Structured U.S. Equity Fund— Institutional Shares

	For the Years Ended August 31,

	2006	2005	2004	2003	2002

Net asset value, beginning of year	$29.72	$26.32	$23.00	$20.57	$24.68

Income (loss) from investment operations

Net investment income[a]	0.38	0.36 [c]	0.21	0.17	0.14

Net realized and unrealized gain (loss)	2.56	3.37	3.27	2.37	(4.25)

Total from investment operations	2.94	3.73	3.48	2.54	(4.11)

Distributions to shareholders

From net investment income	(0.18)	(0.33)	(0.16)	(0.11)	—

Net asset value, end of year	$32.48	$29.72	$26.32	$23.00	$20.57

Total return[b]	9.97%	14.16%	15.18%	12.40%	(16.65)%

Net assets, end of year (in 000s)	$644,250	$269,545	$140,587	$131,457	$163,439

Ratio of net expenses to average net assets	0.59%	0.69%	0.73%	0.75%	0.74%

Ratio of net investment income to average net assets	1.22%	1.23%[c]	0.83%	0.84%	0.59%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets	0.75%	0.79%	0.85%	0.86%	0.84%

Ratio of net investment income to average net assets	1.06%	1.13%[c]	0.71%	0.73%	0.49%

Portfolio turnover rate	129%	142%	112%	74%	74%

See page 75 for all footnotes.

STRUCTURED LARGE CAP GROWTH FUND

	Structured Large Cap Growth Fund—Institutional Shares

	For the Years Ended August 31,

	2006	2005		2004	2003	2002

Net asset value, beginning of year	$12.89	$11.38		$10.52	$9.19	$11.63

Income (loss) from investment operations

Net investment income[a]	0.09	0.08	[d]	0.03	0.03	0.01

Net realized and unrealized gain (loss)	0.64	1.43	[e]	0.83	1.30	(2.41)

Total from investment operations	0.73	1.51		0.86	1.33	(2.40)

Distributions to shareholders

From net investment income	(0.04)	—		—	—	—

From net realized gains	—	—		—	—	(0.04)

Net asset value, end of year	$13.58	$12.89		$11.38	$10.52	$9.19

Total return[b]	5.66%	13.27	% [f]	8.17%	14.47%	(20.74)%

Net assets, end of year (in 000s)	$488,448	$263,906		$109,353	$114,524	$131,590

Ratio of net expenses to average net assets	0.60%	0.71%		0.75%	0.78%	0.77%

Ratio of net investment income to average net assets	0.69%	0.65%[d]		0.31%	0.33%	0.08%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets	0.76%	0.84%		0.89%	0.91%	0.87%

Ratio of net investment income (loss) to average net assets	0.53%	0.52%[d]		0.17%	0.20%	(0.02)%

Portfolio turnover rate	111%	146%		149%	119%	113%

See page 75 for all footnotes.

APPENDIX B

STRUCTURED SMALL CAP EQUITY FUND

	Structured Small Cap Equity Fund— Institutional Shares

	For the Years Ended August 31,

	2006	2005	2004	2003	2002

Net asset value, beginning of year	$14.95	$12.52	$11.84	$9.51	$10.76

Income (loss) from investment operations

Net investment income[a]	0.06	0.04	0.01	0.06	0.04

Net realized and unrealized gain (loss)	0.36	3.08	1.41	2.27	(0.85)

Total from investment operations	0.42	3.12	1.42	2.33	(0.81)

Distributions to shareholders

From net investment income	—	—	(0.05)	—	(0.04)

From net realized gains	(1.14)	(0.69)	(0.69)	—	(0.40)

Total distributions	(1.14)	(0.69)	(0.74)	—	(0.44)

Net asset value, end of year	$14.23	$14.95	$12.52	$11.84	$9.51

Total return[b]	2.77%	25.57%	12.31%	24.50%	(7.93)%

Net assets, end of year (in 000s)	$504,101	$328,912	$145,003	$111,957	$57,683

Ratio of net expenses to average net assets	0.87%	0.93%	0.93%	0.94%	0.94%

Ratio of net investment income to average net assets	0.40%	0.25%	0.10%	0.65%	0.39%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets	0.97%	1.01%	1.03%	1.12%	1.18%

Ratio of net investment income to average net assets	0.30%	0.17%	—%[g]	0.47%	0.15%

Portfolio turnover rate	151%	149%	153%	149%	136%

See page 75 for all footnotes.

STRUCTURED INTERNATIONAL EQUITY FUND

	Structured International Equity Fund— Institutional Shares

	Years Ended August 31,

	2006	2005	2004	2003	2002

Net asset value, beginning of year	$11.93	$9.68	$7.80	$7.49	$8.50

Income (loss) from investment operations

Net investment income[a]	0.27	0.22	0.15	0.12	0.08

Net realized and unrealized gain (loss)	2.61	2.14	1.84	0.29	(1.07)

Total from investment operations	2.88	2.36	1.99	0.41	(0.99)

Distributions to shareholders

From net investment income	(0.14)	(0.11)	(0.11)	(0.10)	(0.02)

From net realized gains	(0.08)	—	—	—	—

Total distributions	(0.22)	(0.11)	(0.11)	(0.10)	(0.02)

Net asset value, end of year	$14.59	$11.93	$9.68	$7.80	$7.49

Total return[b]	24.52%	24.51%	25.71%	5.64%	(11.68)%

Net assets, end of year (in 000s)	$1,661,909	$697,144	$261,118	$158,021	$188,858

Ratio of net expenses to average net assets	0.86%	0.99%	1.01%	1.02%	1.02%

Ratio of net investment income to average net assets	2.01%	1.96%	1.65%	1.73%	1.02%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets	0.95%	1.00%	1.10%	1.19%	1.17%

Ratio of net investment income to average net assets	1.92%	1.95%	1.56%	1.56%	0.87%

Portfolio turnover rate	59%	73%	99%	122%	115%

See page 75 for all footnotes.

APPENDIX B

Footnotes:

a	Calculated based on the average shares outstanding methodology.
b	Assumes investment at the net asset value at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
c	Reflects income recognized from a special dividend which amounted to $0.10 per share and 0.03% of average net assets.
d	Reflects income recognized from a special dividend which amounted to $0.03 per share and 0.30% of average net assets.
e	Reflects an increase of $0.01 due to payments by affiliates during the period to reimburse certain security claims.
f	Performance has not been restated to reflect the impact of security claims recorded during the period. If restated, the performance would have been 13.18% for Institutional Shares.
g	Amount is less than 0.005% of average net assets.

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Index

1	General Investment Management Approach

4	Fund Investment Objectives and Strategies
	4	Goldman Sachs Structured Large Cap Value Fund
	6	Goldman Sachs Structured U.S. Equity Fund
	7	Goldman Sachs Structured Large Cap Growth Fund
	8	Goldman Sachs Structured Small Cap Equity Fund
	9	Goldman Sachs Structured International Equity Fund

11	Other Investment Practices and Securities

13	Principal Risks of the Funds

17	Fund Performance

23	Fund Fees and Expenses

26	Service Providers

33	Dividends

34	Shareholder Guide
	34	How To Buy Shares
	40	How To Sell Shares

49	Taxation

52	Appendix A Additional Information on Portfolio Risks, Securities and Techniques

70	Appendix B Financial Highlights

Structured Equity Funds Prospectus (Institutional Shares)

FOR MORE INFORMATION

Annual/Semi-annual Report
Additional information about the Funds’ investments is available in the Funds’ annual and semi-annual reports to shareholders. In the Funds’ annual reports, you will find a discussion of the market conditions and investment strategies that significantly affected the Funds’ performance during the last fiscal year.

Statement of Additional Information
Additional information about the Funds and their policies is also available in the Funds’ Additional Statement. The Additional Statement is incorporated by reference into this Prospectus (is legally considered part of this Prospectus).

The Funds’ annual and semi-annual reports, and the Additional Statement, are available free upon request by calling Goldman Sachs at 1-800-621-2550. You can also access and download the annual and semi-annual reports and the Additional Statement at the Funds’ website: http://www.goldmansachsfunds.com.

To obtain other information and for shareholder inquiries:

■ By telephone:	1-800-621-2550

■ By mail:	Goldman Sachs Funds, P.O. Box 06050 Chicago, IL 60606

■ On the Internet:	SEC EDGAR database – http://www.sec.gov

You may review and obtain copies of Fund documents (including the Additional Statement) by visiting the SEC’s public reference room in Washington, D.C. You may also obtain copies of Fund documents, after paying a duplicating fee, by writing to the SEC’s Public Reference Section, Washington, D.C. 20549-0102 or by electronic request to: publicinfo@sec.gov. Information on the operation of the public reference room may be obtained by calling the SEC at (202) 942-8090.

The Funds’ investment company registration number is 811-5349.

GSAM® is a registered service mark of Goldman, Sachs & Co.

STRUCTPROINS